   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         COMMISSION FILE NUMBER 1-10140

                          AMERICA WEST AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           86-0418245
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)                                      (602) 693-0800
           4000 E. SKY HARBOR BOULEVARD               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA
            PHOENIX, ARIZONA 85034-3899                                    CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------
                                      4512
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                            ------------------------
                               STEPHEN L. JOHNSON
  SENIOR VICE PRESIDENT - CHIEF ADMINISTRATIVE OFFICER AND ASSISTANT CORPORATE
                                 GROUP MANAGER
                          AMERICA WEST AIRLINES, INC.
                          4000 E. SKY HARBOR BOULEVARD
                          PHOENIX, ARIZONA 85034-3899
                                 (602) 693-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                          COPIES OF CORRESPONDENCE TO:
                              SAMUEL M. LIVERMORE
                              COOLEY GODWARD, LLP
                               ONE MARITIME PLAZA
                            SAN FRANCISCO, CA 94111
                            ------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF             AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED          REGISTERED(1)     CERTIFICATE(2)          PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series
  1999-1G..................................  $233,668,000       100%                 $233,668,000          $61,688
-----------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series
  1999-1C..................................  $ 20,158,000       100%                 $ 20,158,000          $ 5,322
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1)  Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.
                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED DECEMBER 22, 1999

PROSPECTUS

AMERICA WEST AIRLINES, INC.

EXCHANGE OFFER
PASS THROUGH CERTIFICATES, SERIES 1999-1

                                  THE EXCHANGE OFFER--
  CONSIDER CAREFULLY THE RISK     The New Certificates are being registered with the
  FACTORS BEGINNING ON PAGE 19    Securities and Exchange Commission (the "SEC") and are being
  IN THIS PROSPECTUS.             offered in exchange for the Old Certificates that were
                                  previously issued pursuant to an offering exempt from the
  The Certificates will           SEC's registration requirements. The terms and conditions of
  represent interests in          the Exchange Offer are summarized below and more fully
  trusts only and will not        described in this Prospectus.
  represent interests in or
  obligations of America West     EXPIRATION DATE      5:00 p.m. (New York City time)
  or any America West                         , 2000
  affiliate.
                                  WITHDRAWAL RIGHTS    Expire before 5:00 p.m. (New York City
  America West is relying on      time) on Expiration Date
  the position of the SEC
  staff in certain                INTEGRAL MULTIPLES     Old Certificates may only be tendered
  interpretive letters to         in integral multiples of $1,000
  third parties to remove the
  transfer restrictions on the    EXPENSES              Paid for by America West
  New Certificates.
                                  NEW CERTIFICATES--
                                  The New Certificates will represent the same fractional
                                  undivided interest in the trusts as the Old Certificates
                                  they are replacing. The New Certificates will have the same material financial terms as the Old Certificates, which are summarized below and described more fully in this
                                  Prospectus. The New Certificates will not contain terms with respect to transfer restrictions or interest rate increases and will only be available in book-entry form.

                                               CLASS G CERTIFICATES                   CLASS C CERTIFICATES
PRINCIPAL AMOUNT                       $233,668,000                           $20,158,000
INTEREST RATE                          7.93%                                  8.54%
FIRST DISTRIBUTION DATE                January 2, 2000                        January 2, 2000
REGULAR DISTRIBUTION DATES             January 2 & July 2                     January 2 & July 2
FINAL DISTRIBUTION DATE
     - Expected                        January 2, 2019                        January 2, 2006
     - Legal                           July 2, 2020                           July 2, 2007

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on the information provided in this Prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus as of any date other than the date stated on the cover.

     We include cross-references in this Prospectus to captions within where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms" in Appendix I of this Prospectus.

                             AVAILABLE INFORMATION

     America West is filing with the SEC a Registration Statement on Form S-4 relating to the New Certificates. This Prospectus is a part of the Registration Statement, but the Registration Statement includes additional information and also attaches exhibits that are referenced in this Prospectus. You can review a copy of the Registration Statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).

     America West is required to file publicly certain information under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of America West's public filings are also available on EDGAR, including reports, proxy statements and other information. You may also read and copy all of the Company's public filings at the SEC's public reference room in Washington, D.C. or in their facilities in New York and Chicago. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. All such information is also available at the offices of the New York Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we later file with the SEC will automatically update the information in this Prospectus.

     We incorporate by reference all annual, quarterly and current reports filed by the Company during 1999. These include the Annual Report on Form 10-K for the year ended December 31, 1998, the Quarterly Reports on Forms 10-Q filed for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Current Report on Form 8-K filed on July 21, 1999. We also incorporate by reference the portions of the Proxy Statement for the annual stockholder meeting held on May 21, 1999, that were incorporated by reference in the Form 10-K. Any future annual, quarterly or current reports and proxy materials filed prior to the end of the Exchange Offer are incorporated by reference.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or call us at: Corporate Secretary, America West Airlines, Inc., 4000 E. Sky Harbor Blvd., Phoenix, Arizona 85034; (480) 693-0800. In order to ensure timely delivery of the documents, please make any such request no later than five business days prior to the Expiration Date.

                                       2.

                               TABLE OF CONTENTS

                                       PAGE
                                      ------
PROSPECTUS SUMMARY..................       5
EXCHANGE OFFER......................       5
THE TRUSTS..........................       7
THE CERTIFICATES....................       7
THE EQUIPMENT NOTES.................      10
LIQUIDITY FACILITIES................      11
INTERCREDITOR AGREEMENT.............      11
ERISA CONSIDERATIONS................      13
USE OF PROCEEDS.....................      13
RATIO OF EARNINGS TO FIXED
  CHARGES...........................      13
POLICY PROVIDER
  AGREEMENT.........................      14
THE COMPANY.........................      14
QUESTIONS OR REQUESTS FOR
  ASSISTANCE........................      16
CASH FLOW STRUCTURE.................      17
Selected Financial Data.............      18
RISK FACTORS........................      19
Risk Factors Relating to the
  Certificates and the Exchange
  Offer.............................      19
Consequences of Failure to Exchange
  Old Certificates..................      19
Possible Effects if Aircraft
  Appraisals do not Correspond to
  the Realizable Value of
  Aircraft..........................      19
Effect of Subordination on
  Subordinated Certificateholders...      19
Control Over the Collateral and
  Potential Sale of the
  Collateral........................      20
Possible Changes to Agreements
  Described in this Prospectus Post-
  Exchange Offer....................      21
Possible Effects of Appointing Owner
  Participants......................      21
Possible Effects from Unused
  Deposits..........................      22
Effects of Withholding Tax on
  Foreign Investors.................      22
Limited Ability to Resell
  Certificates......................      23
Risk Factors Relating to the Policy
  Provider..........................      23
The Impact of any Decline in the
  Financial Condition of the Policy
  Provider..........................      23
The Limited Nature of the Policy....      23
The Policy Provider as a Controlling
  Party.............................      23
Risk Factors Relating to the Company
  and the Airline Industry..........      24
Competition and Industry
  Conditions........................      24

                                       PAGE
                                      ------
The Company's Ability to Borrow
  Funds in the Future...............      25
Labor Relations.....................      25
Control by Certain Principal
  Stockholders......................      26
Fluctuations in Fuel Costs..........      26
Aviation Ticket Taxes...............      26
Security and Safety Measures........      26
Other Regulatory Matters............      27
Substantial Restrictions Imposed and
  Promises Made in connection with
  Current Loan Agreements and Debt
  Instruments.......................      27
Year 2000 Compliance Program
  and Risks.........................      27
Volatility of Stock Price...........      29
THE EXCHANGE OFFER..................      30
General.............................      30
The Exchange Offer..................      30
Tendering Old Certificates in the
  Exchange Offer....................      31
Book-Entry Transfer.................      33
Guaranteed Delivery Procedures......      33
Withdrawal of Tenders...............      34
Conditions..........................      34
Exchange Agent......................      35
Transferability of New
  Certificates......................      35
Alternative Use of Shelf
  Registration Statement............      36
Fees and Expenses...................      36
DESCRIPTION OF THE NEW
  CERTIFICATES......................      37
General.............................      37
Subordination.......................      38
Payments And Distributions..........      40
Pool Factors........................      42
Reports To Certificateholders.......      45
Indenture Defaults and Certain
  Rights Upon An Indenture
  Default...........................      45
Purchase Rights of
  Certificateholders................      48
PTC Event of Default................      48
Merger, Consolidation And Transfer
  Of Assets.........................      48
Modifications of the Pass Through
  Trust Agreements and Certain Other
  Agreements........................      49
Obligation to Purchase Equipment
  Notes.............................      52

                                       3.

                                       PAGE
                                      ------
Possible Issuance of Class D
Certificates........................      55
Liquidation of Original Trusts......      55
Termination of the Trusts...........      55
The Trustees........................      55
Book-Entry; Delivery and Form.......      56
DESCRIPTION OF THE DEPOSIT
  AGREEMENTS........................      58
General.............................      58
Unused Deposits.....................      58
Distribution Upon Occurrence Of
  Triggering Event..................      59
Depositary..........................      59
Replacement of Depositary...........      60
DESCRIPTION OF THE ESCROW
  AGREEMENTS........................      60
DESCRIPTION OF THE LIQUIDITY
  FACILITIES........................      62
General.............................      62
Drawings............................      62
Reimbursement of Drawings...........      65
Liquidity Events of Default.........      67
Liquidity Provider..................      67
DESCRIPTION OF THE POLICY AND THE
  POLICY PROVIDER AGREEMENT.........      68
The Policy..........................      68
General.............................      70
Definitions.........................      71
The Policy Provider Agreement.......      71
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT.........................      72
Intercreditor Rights................      72
Priority of Distributions...........      74
Voting of Equipment Notes...........      78
Addition of Trustee for Class D
  Certificates......................      78

                                       PAGE
                                      ------
The Subordination Agent.............      79
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS........................      80
The Aircraft........................      80
The Appraisals......................      80
Deliveries of Aircraft..............      81
Substitute Aircraft.................      81
Bridge Financing....................      82
Conversion Option...................      82
DESCRIPTION OF THE EQUIPMENT
  NOTES.............................      82
General.............................      83
Subordination.......................      83
Principal And Interest Payments.....      84
Redemption..........................      84
Security............................      86
Loan To Value Ratios Of Equipment
  Notes.............................      87
Limitation of Liability.............      88
Indenture Defaults, Notice And
  Waiver............................      89
Remedies............................      90
Modification of Indentures and
  Leases............................      93
Indemnification.....................      93
The Leases and Certain Provisions of
  the Owned Aircraft Indentures.....      94
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES......................     103
Exchange of Old Certificates for New
  Certificates......................     103
ERISA CONSIDERATIONS................     103
PLAN OF DISTRIBUTION................     106
LEGAL MATTERS.......................     107
EXPERTS.............................     107
APPENDIX I--INDEX OF TERMS..........   A-1-1
APPENDIX II--APPRAISAL
  LETTERS...........................  A-II-1

                                       4.

                               PROSPECTUS SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE NEW CERTIFICATES, READ THE ENTIRE PROSPECTUS AND THE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN FINANCIAL AND OTHER INFORMATION AND IS QUALIFIED BY THE FULL DESCRIPTION OF THIS FINANCIAL AND OTHER INFORMATION ELSEWHERE IN THIS PROSPECTUS.

EXCHANGE OFFER

HISTORY

In order to finance the purchase of aircraft, America West Airlines, Inc. ("America West" or the "Company") established two America West Airlines 1999-1 Pass Through Trusts (the "Trusts"). The two Trusts are referred to as the "Class G Trust" and the "Class C Trust."

The "Certificates" (which refers to both the Old Certificates and the New Certificates) represent a fractional undivided interest in one of such Trusts. The Class G Trust issued "Class G Certificates" and the Class C Trust issued "Class C Certificates."

The Old Certificates were sold in September 1999 pursuant to exemptions from the SEC registration requirements. The "Initial Purchasers" of the Old Certificates were Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. The Initial Purchasers then placed the Old Certificates with institutional investors. The Old Certificates have not been registered with the SEC and therefore are not freely tradable.

The "Exchange Offer" allows holders of the Old Certificates to exchange their Old Certificates for New Certificates. The terms of the New Certificates are identical in all material respects to the Old Certificates except that the New Certificates do not have transfer restrictions or interest rate increases and are available only in book-entry form. See "The Exchange Offer--Transferability of New Certificates".

The New Certificates are being registered with the SEC pursuant to a Registration Statement, of which this Prospectus is a part.

The New Certificates are being offered in exchange for Old Certificates with the same principal value. As of the date of this Prospectus, the aggregate principal amount of Old Certificates outstanding is $253,826,000.

PROCEDURES

Please refer to "The Exchange Offer--Tendering Old Certificates in the Exchange Offer".

To participate in the Exchange Offer, holders of Certificates
("Certificateholders") must deliver their Old Certificates for exchange no later
than 5:00 p.m., New York time, on             , 2000 (the "Expiration Date").
The Expiration Date may be extended under certain circumstances.

Certificateholders must also deliver a completed and signed letter of transmittal with tender of the Old Certificates (the "Letter of Transmittal"). A Letter of Transmittal has been sent to Certificateholders and a form can be found as an exhibit to the Registration Statement.

Certificateholders should deliver the Old Certificates and the Letter of Transmittal to Wilmington Trust Company (the "Exchange Agent") as follows:

    Fax:       (302) 651-1079
    Mail or    Wilmington Trust Company
    Overnight  1100 North Market Street, 1st Fl.
    Delivery:  Wilmington, DE 19890-0001
               Attn: Kristin Long
    By Hand:   Wilmington Trust Company
               1105 North Market Street, 1st Fl.
               Wilmington, DE 19890
               Attn: Corporate Trust Operations

See "The Exchange Offer--Tendering Old Certificates in the Exchange Offer" and "--Exchange Agent".

Certificateholders may also tender their Old Certificates through a book-entry transfer or by complying with certain guaranteed delivery procedures. In either case, however, a completed Letter

                                       5.

of Transmittal must still be delivered to the Exchange Agent before the Expiration Date. See "The Exchange Offer-- Tendering Old Certificates in the Exchange Offer", "--Book-Entry Transfer" and "--Guaranteed Delivery Procedures".

DENOMINATIONS

Certificateholders may only tender Old Certificates in integral multiples of $1,000. Similarly, the New Certificates will only be issued in integral multiples of $1,000.

REPRESENTATIONS MADE BY TENDERING CERTIFICATEHOLDERS

To participate in the Exchange Offer, each Certificateholder will be required to make the following representations in the Letter of Transmittal:

1. The Certificateholder is not an affiliate of the Company nor a broker-dealer tendering Old Certificates acquired for its own account (an "affiliate" is defined as a person who controls, is controlled by or is under common control with the Company);

2. the Certificateholder is acquiring the New Certificates in the ordinary course of its business; and

3. the Certificateholder is not acquiring the New Certificates with an intent to distribute them.

RESALE OF NEW CERTIFICATES

In connection with the Exchange Offer, the Company is registering the New Certificates with the SEC in order to remove the transfer restrictions applicable to the Old Certificates.

Certificateholders who make the representations listed above will be able to freely resell the New Certificates.

Certificateholders who are broker-dealers, and who acquire New Certificates directly from the Trustee (defined below) with an intent to resell them, must deliver a Prospectus in connection with any resale of New Certificates. The Company will make this Prospectus available to broker-dealers to use in connection with any resale of New Certificates for six months following the Expiration Date.

For more information on the resale of New Certificates see "The Exchange Offer--Transferability of New Certificates".

WITHDRAWAL RIGHTS

Certificateholders who have tendered Old Certificates may withdraw such certificates at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, Certificateholders must submit a written notice requesting such withdrawal to the Exchange Agent. See "The Exchange Offer--Withdrawal of Tenders".

REGISTRATION, CLEARANCE AND SETTLEMENT

The New Certificates will be represented by one or more permanent global certificates, which will be registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). The global certificates (the "Global Certificates") will be deposited with the Trustee as custodian for DTC.

See "Description of the New Certificates--Book Entry; Delivery and Form".

DELIVERY OF NEW CERTIFICATES

The Exchange Agent will deliver New Certificates for all Old Certificates promptly following the expiration of the Exchange Offer.

TAX CONSEQUENCES

The exchange of New Certificates for Old Certificates will not be considered a sale, exchange or other type of taxable transaction for Federal income tax purposes. See "Certain Federal Income Tax Considerations".

FEES AND EXPENSES

The Company will pay for all expenses that arise in connection with the Exchange Offer.

FAILURE TO EXCHANGE OLD CERTIFICATES

With some exceptions, Certificateholders who do not exchange their Old Certificates before the Expiration Date will no longer be entitled to registration rights. In addition, these Certificateholders will not be able to offer or sell the Old Certificates unless the Old Certificates are regis-

                                       6.

tered with the SEC or such a sale is exempt from applicable federal and state securities laws.

THE TRUSTS

The two Trusts are as follows:

-  America West Airlines 1999-1G Pass Through Trust; and

-  America West Airlines 1999-1C Pass Through Trust.

The Trusts were formed pursuant to one of two separate pass through trust agreements (the "Pass Through Trust Agreements") entered into between the Company and Wilmington Trust Company, as "Trustee" of the Trusts.

In purchasing the Old Certificates, Certificateholders acquired a fractional undivided interest in the Trust corresponding with the class of Certificates purchased. The proceeds from the sale of the Certificates will be or have been used by the Trustee to purchase equipment notes (the "Equipment Notes") issued in connection with the financing of five Airbus A319-132 aircraft and five Airbus A320-232 aircraft (collectively, the "Aircraft"). See "Description of the Equipment Notes" and "--Obligation to Purchase Equipment Notes".

TRUST PROPERTY

The property of each Trust (the "Trust Property") consists of the following:

1.  Equipment Notes issued in connection with the delivery of each Aircraft;

2. rights to acquire Equipment Notes pursuant to a "Note Purchase Agreement" among America West and Wilmington Trust Company, as Trustee, subordination agent (the "Subordination Agent"), escrow agent (the "Escrow Agent") and paying agent (the "Paying Agent");

3. rights under an Escrow and Paying Agent Agreement (the "Escrow Agreement") among the Initial Purchasers and the Escrow Agent, the Trustee and the Paying Agent (entered into to protect funds in the Deposits (defined below) for the benefit of the Certificateholders);

4. rights under an "Intercreditor Agreement" among the Trustee, the Subordination Agent and the Liquidity Provider (defined below) (entered into to govern the relationships among the different series of Certificateholders, the Liquidity Provider and the Subordination Agent);

5. all money to be received under the Liquidity Facility (defined below) for such Trust;

6. with respect to the Class G Trust, all monies receivable under the Policy (defined below); and

7. funds that may be deposited with the Trustee in accounts relating to such Trust.

ORIGINAL TRUSTS AND SUCCESSOR TRUSTS

The Trusts that were formed in connection with the sale of the Old Certificates are referred to as the "Original Trusts". On the Transfer Date (defined below), the Original Trusts will transfer and assign all of their assets and rights to two substantially identical "Successor Trusts." The difference between these Trusts is that the Successor Trusts will be governed by New York law (whereas the Original Trusts are governed by Delaware law) and they will not have the right to purchase new Equipment Notes.

Wilmington Trust Company is Trustee of both the Original Trusts (in such capacity, the "Original Trustee") and of the Successor Trusts (in such capacity, the "Successor Trustee").

The "Transfer Date" refers to the earlier of (i) the first Business Day after May 30, 2000, or, if later, the fifth Business Day after the Delivery Period Termination Date (defined below) and (ii) the fifth Business Day after the occurrence of a Triggering Event (defined below).

THE CERTIFICATES

Certificates represent a fractional undivided interest in one of the two Trusts established by the Company, and are referred to as the Class G Certificates and Class C Certificates depending on which Trust issued them.

                                       7.

                        SUMMARY OF TERMS OF CERTIFICATES

The chart below contains information about each Class of Certificates.

                             CLASS G            CLASS C
                          CERTIFICATES       CERTIFICATES
                        -----------------  -----------------
Aggregate Fact
  Amount..............    $233,668,000        $20,158,000
Ratings:
  Moody's.............         Aaa               Baa3
  Standard & Poor's...         AAA                BBB
Initial Loan to
  Aircraft Value
  (cumulative)(1).....        56.8%              61.1%
Expected Principal
  Distribution Window
  (in years)..........     0.3 - 19.3          0.3 - 6.3
Initial Average Life
  (in years)..........        11.5                2.9
Regular Distribution
  Dates...............  Jan. 2 and July 2  Jan. 2 and July 2
Final Expected Regular
  Distribution Date...    Jan. 2, 2019       July 2, 2006
Final Legal
  Distribution Date...    July 2, 2020      January 2, 2007
Minimum
  Denomination........      $100,000           $100,000
Section 1110
  Protection(2).......         Yes                Yes
Liquidity Facility        3 semiannual       3 semiannual
  Coverage(3).........  interest payments  interest payments
Liquidity Facility
  Amount at July 2,
  2000(3).............     $27,153,979        $2,187,035

     (1) The initial loan to aircraft values for each Class of Certificates were determined as of July 2, 2000 and were based on the following assumptions:

          -  all Aircraft will be delivered prior to July 2, 2000;

          - the Company will issue the maximum principal amount of Equipment Notes with respect to all Aircraft; and

          - the aggregate appraised value of all Aircraft will be $401,582,133 (this value is an estimate and reflects certain assumptions).

          See "Description of the Aircraft and the Appraisals--The Appraisals".

          The Company has agreed that all agreements to finance the lease or purchase of any Aircraft will have a term requiring that, as of the date that an Aircraft is delivered, the initial loan to aircraft value for that Aircraft will be no more than the percentages set forth below:

        AIRCRAFT FINANCED          MAXIMUM INITIAL LOAN
        WITH RESPECT TO:            TO AIRCRAFT VALUE
        -----------------          --------------------
        Series G Equipment Notes           57.0%
        Series C Equipment Notes           62.0%

     (2) After each Aircraft is delivered, the Loan Trustee (defined below) with respect to such Aircraft will have the benefit of Section 1110 of the U.S. Bankruptcy Code with respect to such Aircraft, which will enable such Loan Trustee to take possession of such Aircraft within 60 days of the Company's being a debtor under Chapter 11 of the U.S. Bankruptcy Code, unless the Company affirms the related Lease or Mortgage financing and cures all non-bankruptcy defaults. See "Description of Equipment Notes--Remedies".

     (3) If the Company is unable to make regular payments of interest on the Equipment Notes, then Morgan Stanley Capital Services, Inc. (the "Liquidity Provider"), will provide for the interest portion of such payments for up to three consecutive Scheduled Payments (defined below). See "Description of the Certificates--Payments and Distributions".

INTEREST

Each class of Certificates accrues interest at a different rate set forth below.

                                   INTEREST RATE
                                   -------------
Class G Certificates                   7.93%
Class C Certificates                   8.54%

SCHEDULED PAYMENTS

Certificateholders will receive Scheduled Payments of interest on each January 2 and July 2, beginning on January 2, 2000. Certificateholders will also receive Scheduled Payments of principal on each January 2 and July 2 in certain years, beginning on or after January 2, 2000. These "Scheduled Payments" will be funded by (1) interest payments due on the same dates for both the Equipment Notes and the Deposits (defined below) and (2) principal payments due on the same dates for the Equipment Notes.

                                       8.

If the Company does not make its regular payments of interest on the Equipment Notes, Morgan Stanley Capital Services, Inc. (the "Liquidity Provider"), will provide for the interest portion of such payments for up to three consecutive Scheduled Payments. The "Final Legal Distribution Date" for each Class of Certificates, which is the Final Expected Regular Distribution Date for such Class of Certificates plus eighteen months (being the maximum period the Liquidity Provider will service interest payments) is set forth below.

                                  FINAL LEGAL
                               DISTRIBUTION DATE
                               -----------------
Class G Certificates             July 2, 2020
Class C Certificates             July 2, 2007

     See "Description of the Liquidity Facilities--Drawings".

SPECIAL PAYMENTS

Certificateholders may also receive Special Payments if the Company redeems, or the Trustee purchases, the Equipment Notes from any of the Trusts. Special Payments, if due, would be made within 20 days of the date that Certificateholders receive notice that they are entitled to such a payment. These "Special Payments" will be made up of the principal, interest and, in some instances, a premium payable by the Company. See "Description of the Certificates--Payments and Distributions".

METHOD OF DISTRIBUTION

Distributions with respect to New Certificates will be made to DTC, who will in turn distribute the funds to participants in DTC who are credited with ownership of the New Certificates ("DTC Participants") according to their respective share of beneficial interests in the New Certificates. The DTC Participants will then be responsible for distributing all payments to beneficial owners of New Certificates. See "Description of the New Certificates--Book-Entry; Delivery and Form".

DEPOSITS

The cash proceeds from the sale of the Old Certificates were deposited with ABN AMRO Bank N.V., acting through its Chicago branch (the "Depositary") and placed in one of two accounts corresponding to the Trusts that issued the Old Certificates (such funds being referred to as the "Deposits"). This arrangement was made pursuant to two separate deposit agreements entered into between the Depositary and the Escrow Agent (the "Deposit Agreements").

When an Aircraft is delivered to the Company during the Delivery Period (defined below), the Trustee will withdraw funds from the Deposits of the appropriate Trust to purchase the Equipment Notes of the appropriate series issued with respect to such Aircraft. The "Delivery Period" runs from August 1999 through February 2000, with the final delivery for purposes of purchase by the Trusts no later than May 30, 2000, subject to extension through August 31, 2000 under certain circumstances.

Each Deposit accrues interest at an annual rate equal to the annual interest rate of the Certificates issued by the Trust associated with such Deposit. Interest accrued on the Deposits will be distributed to Certificateholders on January 2 and July 2 of each year, beginning on January 2, 2000 and ending when funds from a Deposit have been fully withdrawn.

If any funds remain as Deposits after the Aircraft are financed, such funds will be distributed to the Certificateholders along with accrued and unpaid interest and, if applicable, a premium payable by the Company. See "Description of the Deposit Agreements".

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

Upon the occurrence of a Triggering Event (defined below), the holders of Class C Certificates will have a right, within 180 days, to purchase all, but not less than all, of the Class G Certificates; and whether or not such right is exercised, the Policy Provider will thereafter have the right to purchase all, but not less than all, of the Class G Certificates. If Class D Certificates are issued, the holders of Class D Certificates will have a right to purchase all, but not less than all, of the Class G and the Class C Certificates at such times as the Class C Certificates have the right to purchase Class G Certificates. "Triggering Event" means (i) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default (defined below) with respect to the most senior Class of Certificates, (ii) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal

                                       9.

amount exceeds $100 million) or (iii) certain bankruptcy or insolvency events involving the Company. See "Description of the New Certificates--Purchase Rights of Certificateholders".

THE EQUIPMENT NOTES

Equipment Notes will be issued with respect to each financed Aircraft in two series corresponding to the Trusts that will purchase them. These are referred to as the "Series G Equipment Notes" and the "Series C Equipment Notes". A Trust will purchase the series of Equipment Notes that has an interest rate equal to the interest rate of the Certificates issued by that Trust. See "Description of the Equipment Notes".

ISSUANCE OF EQUIPMENT NOTES

America West can elect to either purchase or lease an Aircraft, and the structure of each such financial arrangement is as follows:

- If America West chooses to purchase an Aircraft (an "Owned Aircraft"), then America West will issue the Equipment Notes for such Aircraft on a recourse basis in connection with a separate secured loan transaction. The Equipment Notes will be issued pursuant to an indenture (the "Owned Aircraft Indenture") between America West and the indenture trustee thereunder (the "Owned Aircraft Trustee").

- If America West chooses to lease an Aircraft (a "Leased Aircraft"), then the trustee of a separate owner trust established for the benefit of an equity investor in a leveraged lease transaction (an "Owner Trustee") will issue the Equipment Notes for such Aircraft on a non-recourse basis in connection with a separate leveraged lease transaction. The Equipment Notes will be issued pursuant to an indenture (the "Leased Aircraft Indenture") between the applicable Owner Trustee and the indenture trustee thereunder (the "Leased Aircraft Trustee"). If an Aircraft is to be financed using a leveraged lease, the Company must select an owner participant ("Owner Participant") for such Aircraft.

The Leased Aircraft Trustee and Owned Aircraft Trustee are collectively referred to as the "Loan Trustees". The Leased Aircraft Indentures and the Owned Aircraft Indentures are collectively referred to as the "Indentures."

INTEREST PAYMENTS

The Equipment Notes will accrue interest at a rate equal to the annual interest rate of the Certificates issued by the Trust that purchases them. Interest on Equipment Notes is payable on January 2 and July 2 of each year, beginning on January 2, 2000.

PRINCIPAL PAYMENTS

The Company must also make scheduled principal payments on the Equipment Notes on January 2 and July 2 of certain years, beginning on January 2, 2000. See "Description of New Certificates--Payments and Distributions".

MATURITY DATE

Equipment Notes will mature on or before the expected final distribution date for the Certificates issued by the Trusts that own them.

REDEMPTION AND PURCHASE

If normal use of an Aircraft is disrupted under certain circumstances (see "Description of the Equipment Notes--The Leases and Certain Provision of the Owned Aircraft Indentures" for the definition of an "Event of Loss"), America West must either replace such Aircraft or redeem the Equipment Notes issued with respect to such Aircraft. The redemption price in such a case would be equal to the aggregate unpaid principal amount of such Equipment Notes, together with accrued interest but without a premium. Under certain other circumstances, America West has the right to redeem all of the Equipment Notes at a price equal to the aggregate unpaid principal amount of such notes, together with accrued interest and a premium (referred to as a "Make-Whole Premium"). Additionally, the Owner Trustee or an affiliated entity may purchase all of the Equipment Notes issued with respect to a Leased Aircraft under certain circumstances, including a default by America West of its lease obligations. See "Description of the Equipment Notes--Redemption".

                                       10.

SECURITY

Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft. In the case of a Leased Aircraft, the corresponding Equipment Notes will also be secured by an assignment of certain rights under the lease relating to such Aircraft (a "Lease"), including the right to receive rental payments. In the case of an Owned Aircraft, the corresponding Equipment Notes will be secured by the mortgage of such Aircraft and an assignment of certain of America West's rights under its purchase agreement with the manufacturer of such Aircraft. Each Equipment Note will only be secured by the Aircraft financed by that Equipment Note and, if the Aircraft is leased, by the lease related to that Aircraft, but not by any other Aircraft or the lease related to any other Aircraft. In addition, any default that occurs with respect to any Indenture or Lease (with respect to a Leased Aircraft) will only affect that Indenture or Lease and will not affect any other Indenture or Lease. See "Description of the Equipment Notes--Security".

SUBORDINATION

The Series C Equipment Notes are subordinate to the Series G Equipment Notes. In effect, this means that on each distribution date interest will be paid and principal due on Series G Equipment Notes before similar payments are made on Series C Equipment Notes.

If the Series D Equipment Notes are issued (the "Series D Equipment Notes"), these Notes will be subordinate to the Series C Equipment Notes and the Series G Equipment Notes and interest and principal on the Series D Equipment Notes will not be paid until it has been paid on the other two series of notes.

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

The Company may elect to issue Series D Equipment Notes in order to finance the lease or purchase of additional aircraft. If the Company does so, neither the Class G or Class C Trusts would purchase Series D Equipment Notes. The Company may choose to fund the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D America West Airlines 1999-1 Pass Through Trust (the "Class D Trust").

LIQUIDITY FACILITIES

The Liquidity Provider will enter into a separate revolving credit agreement (a "Liquidity Facility") with the Subordination Agent with respect to each class of Certificates. Under each Liquidity Facility the Liquidity Provider will advance funds to the Subordination Agent ("Interest Drawings") to be used to pay interest that is due with respect to Scheduled Payments (described above) on Certificates if the Company does not meet its payment obligations on the Equipment Notes.

The Liquidity Facilities are intended to enhance the likelihood that Certificateholders will receive the interest payable on the Certificates in a timely manner. Interest Drawings may only fund the interest portion of a maximum of three consecutive Scheduled Payments and may not be used to fund interest payments on the Deposits, nor principal or premium payments due with respect to the Certificates.

When an Interest Drawing is made under any Liquidity Facility, the Subordination Agent is obligated to reimburse the Liquidity Provider ahead of the Certificateholders for the full amount of such drawing (and any other Liquidity Obligations (as defined below)), to the extent funds are available.

"Liquidity Obligations" with respect to each Liquidity Facility include amounts owed to the Liquidity Provider under that Liquidity Facility and any other agreements to which the Liquidity Provider is a party, including reimbursements for any Interest Drawings made under that Liquidity Facility.

For more information regarding the Liquidity Facilities, see "Description of the Liquidity Facilities".

INTERCREDITOR AGREEMENT

PAYMENT RANKINGS

Pursuant to the Intercreditor Agreement between the Trustees, the Subordination Agent and the Liquidity Provider, in general the Subordination Agent will distribute regularly scheduled payments received with respect to the Equipment Notes in the following order:

1.  Liquidity Obligations to the Liquidity Provider;
                                       11.

2.  distributions due to Class G Certificateholders;

3.  distributions due to Class C Certificateholders;

4.  distributions due to Class D Certificateholders (if any exist); and

5.  certain fees and expenses to the Subordination Agent and the Trustees.

If a Triggering Event occurs, the Intercreditor Agreement provides that the Subordination Agent will distribute payments received with respect to the Equipment Notes in the following order (certain capitalized terms below are defined elsewhere in this Prospectus):

1. to pay Administrative Expenses to the Subordination Agent, the Liquidity Provider, the Policy Provider or any Trustee or to reimburse any Certificateholder, the Liquidity Provider or the Policy Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Collateral or any Trust Indenture Estate;

2. to the Liquidity Provider to pay Liquidity Expenses and to the Policy Provider to pay Policy Expenses;

3. to the Liquidity Provider to pay interest accrued on the Liquidity Obligations and to the Policy Provider to pay interest accrued on certain Policy Provider Obligations, pro rata;

4. to the Liquidity Provider to pay the outstanding amount of all remaining Liquidity Obligations and/or, if applicable, with respect to any Liquidity Facility, unless (a) less than 65% of the aggregate outstanding principal amount of the Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing or (b) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Registered Amount for the related Class of Certificates;

5. to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

6.   to pay distributions due to holders of Class G Certificates;

7. to pay to the Policy Provider to pay the Policy Provider Obligations (other than amounts payable pursuant to Clauses 1, 2 and 3 above and any Excess Reimbursement Obligations);

8.   to pay distributions due to holders of Class C Certificates;

9.   to pay any Excess Reimbursement Obligations to the Policy Provider; and

10.  to pay distributions due to holders of Class D Certificates (if any).

See "Description of the Intercreditor Agreement--Priority of Distributions".

Payments made with respect to the Deposits are not subject to the subordination provisions of the Intercreditor Agreement.

INTERCREDITOR RIGHTS

In general, holders of a majority of the outstanding principal of Equipment Notes issued pursuant to a particular Indenture will direct the applicable Loan Trustee as to whether or not to take certain actions in connection with that Indenture.

If an Indenture Default occurs, until such default is corrected and subject to certain exceptions, the Controlling Party (defined below) of that Indenture may accelerate and sell all (but not less than all) of the Equipment Notes issued by that Indenture.

The "Controlling Party" of an Indenture shall mean:

(a) the Policy Provider until payment of final distributions to the holders of Class G Certificates and no obligations owing to the Policy Provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G Trustee;

(b) upon payment of the final distributions to the holders of the Class G Certificates and if either no obligations owing to the Policy Provider remain outstanding or a Policy Provider Default has occurred and is continuing, the Class C Trustee; and

(c) under certain circumstances, and notwithstanding the foregoing, the liquidity provider

                                       12.

     with the largest amount owed to it (unless the Policy Provider amends its Policy to cover all drawings and interest thereon owing to each liquidity provider under its liquidity facility and certain other conditions are met or the Policy provider pays to each liquidity provider all outstanding drawings and interest thereon owing to such liquidity provider under its liquidity facility, in which case, the Policy Provider (so long as no Policy Provider Default has occurred and is continuing)).

If, however, there comes a time when either (1) the entire amount available under any Liquidity Facility has been withdrawn and has not been reimbursed, (2) the entire amount available under any Downgrade Drawing or Non-Extension Drawing has been withdrawn and has not been reimbursed or (3) all of the Equipment Notes with respect to any one Indenture have been accelerated, then 18 months after the earlier of either of the above occurs, the Liquidity Provider with the highest outstanding amount of Liquidity Obligations shall have the right to become the Controlling Party with respect to such Indenture; provided that the Policy Provider shall remain the Controlling Party under certain circumstances. If such a situation arises, the Trustees and the Certificateholders are bound to vote as directed by the Controlling Party.

Possible actions that the Controlling Party could take include accelerating the Equipment Notes, foreclosing a lien on the Aircraft securing such Equipment Notes or, in certain circumstances, selling the Equipment Notes.

Because the Equipment Notes are not cross-collateralized, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

See "Description of the Intercreditor Agreement--Intercreditor
Rights--Controlling Party".

ERISA CONSIDERATIONS

In general, subject to important considerations described under "ERISA Considerations" in this Prospectus, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or entities which may be deemed to hold the assets of any such plan (each, an "ERISA Plan") will not be eligible to purchase the Certificates, unless certain conditions apply and subject to the circumstances applicable to such ERISA Plans.

USE OF PROCEEDS

There will be no cash proceeds payable to America West as a result of the issuance of New Certificates pursuant to the Exchange Offer. Proceeds from the sale of the Old Certificates were deposited with the Depositary for the benefit of the Certificateholders of the Trusts. These proceeds will be used to purchase Equipment Notes. See "Use of Proceeds".

RATIO OF EARNINGS TO FIXED CHARGES

The following information for the period from January 1, 1994 through August 25, 1994 relates to America West's predecessor. Information for the period August 26, 1994 through December 31, 1994, for the years ended December 31, 1995, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 relates to America West. The information as to America West has not been prepared on a consistent basis of accounting with the information as to the predecessor due to America West's adoption in August 1994 of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7--"Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7").

For the period from January 1, 1994 through August 25, 1994, $201.2 million would have been required to achieve a ratio of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the period August 26, 1994 to December 31, 1994, and for the years ended December 31, 1995, 1996, 1997 and 1998, was 1.38, 1.73, 1.24, 1.98 and 2.20, respectively. The ratio of earnings to fixed charges for the nine months ended September 30, 1998 and September 30, 1999 was 2.35 and 2.28, respectively.

For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest

                                       13.

expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

POLICY PROVIDER AGREEMENT

The Ambac Assurance Corporation (the "Policy Provider") has issued its certificate guarantee insurance policy (the "Policy") in favor of the Subordination Agent for the benefit of the Class G Trustee and holders of the Class G Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under certain circumstances in the following five instances:

1. To enable the Subordination Agent to pay Accrued Class G Interest in the event the Subordination Agent does not have sufficient funds for the payment of such interest.

2. To enable the Subordination Agent to pay the reduction in the outstanding Pool Balance of the Class G Certificates on any Special Distribution Date in the event the Subordination Agent does not have sufficient funds for such payment.

3. To enable the Subordination Agent to pay an amount equal to the then outstanding principal amount plus accrued interest for the Class G Certificates in the event that 24 months have lapsed since any payment was made on any Series G Equipment Note as to which there has been a failure to pay principal or that has been accelerated.

4. To enable the Subordination Agent to pay the Final Distributions on the Class G Certificates in the event the Subordination Agent does not have sufficient funds to pay such Final Distributions.

5. To enable the Subordination Agent to request a policy drawing with respect to any Preference Amount upon actual knowledge of the issuance of any Order.

The Policy does not cover (i) shortfalls attributable to the liability of the Class G Trust, the Class G Trustee or the Subordination Agent for withholding taxes, (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G Certificate, nor
(iii) any failure of the Subordination Agent or the Class G Trustee to make any payment due to the holders of the Class G Certificates from the funds received. See "Description of the Policy Provider and the Policy Provider Agreement".

THE COMPANY

We are the ninth largest commercial airline carrier in the United States, operating through our principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. We are the lowest cost major airline in the United States. As of September 30, 1999, we served 60 destinations, including seven destinations in Mexico and one in Canada, with a fleet of 121 aircraft. We offered service to an additional 40 destinations through alliance arrangements with other airlines.

We seek to maximize our market share by operating primarily through a hub and spoke network, the strategy employed by all but one of the major airlines in the United States. We are the leading airline serving Phoenix based on available seat miles and takeoffs and landings and the leading airline serving Las Vegas based on available seat miles. We believe that the success of our operations in Phoenix and Las Vegas is in part due to those cities' airports being among the world's largest 25 in passenger numbers and those cities being among the fastest growing in the nation. In addition, we believe that our hubs are well positioned for continued growth due to their geographically favorable locations with strategic access to key Southwest and West Coast markets, relatively low operating costs, year-round fair weather and modern, uncongested facilities.

BUSINESS STRATEGY

Our strategy is to maximize shareholder value by capitalizing on our key competitive strengths while maintaining financial flexibility. The principal elements of our strategy are to grow our existing lines of business, to improve America West's unit revenues, to maintain our strategic cost advantage and to ensure financial flexibility.

Grow the Company's Existing Lines of Business

We intend to grow our airline operation by continuing to add service to new destinations and

                                       14.

increasing the frequency of flights to existing destinations from Phoenix and Las Vegas. The Phoenix and Las Vegas markets are among the fastest growing in the United States, and we believe that our Phoenix hub is undersized relative to its potential. In execution of this strategy, we have increased available seat miles ("ASMs") 25% over the past three years with the majority of this growth focused on strengthening our position at Phoenix. Compared with 1998, system ASMs are expected to increase approximately 7% in 1999 and approximately 10% annually through 2002.

We have also expanded our reach outside of our core markets through alliances with other airlines. We have codesharing arrangements with Continental Airlines, Mesa Airlines, EVA Airways of Taiwan, Air China International Corp., Northwest Airlines and British Airways. These alliances have allowed us to expand our passenger base without experiencing significant increases in capital or operating expenses, and in some cases it has allowed us to achieve cost savings by reducing redundant labor and facilities. We believe that these alliances are an efficient means of developing new markets and increasing travel opportunities for our customers and we plan to continue to pursue such relationships with both domestic and international carriers.

Improve its Unit Revenues

Due to our leisure oriented hub markets in Phoenix and Las Vegas, the competitive nature of many of the Western U.S. markets where we fly, and our size relative to our competition, our passenger revenue per available seat mile ("RASM") is approximately 20% less than the industry average. One of our primary opportunities to improve profitability is to close that gap through three main efforts: (1) growing in key business markets; (2) investing in scheduling and revenue management systems; and (3) improving the quality of our products.

Maintain its Strategic Cost Advantage

We are committed to maintaining our low cost structure, which offers us a significant competitive advantage over other major airlines. We have achieved this low cost structure primarily through employee productivity, favorable labor costs per available seat mile and industry-leading aircraft utilization.

Ensure Financial Flexibility

The airline and travel industries are cyclical in nature. Because of this, an important element of our strategy is to maintain financial flexibility as protection against a downturn in the business cycle. A key component of this strategy is our aircraft leasing plan. As of September 30, 1999, and through the end of 2003, leases for 57 aircraft will expire. As a result, if economic conditions worsen during that period, we will be able to delay our fleet and aircraft-related financial obligations by electing not to renew these aircraft leases or otherwise replace these aircraft. Another component of this strategy is our compensation system, which gives us the flexibility to vary what we pay employees depending on our overall performance. The Company further enhances its financial flexibility by maintaining a $125 million senior secured revolving credit facility with certain financial institutions.

America West is a Delaware corporation. Our executive offices are located at 4000 E. Sky Harbor Boulevard., Tempe, Arizona 85034, and our telephone number is
(480) 693-0800.

America West Holdings Corporation ("Holdings") is a Delaware corporation that became the holding company for America West effective midnight December 31, 1996. The only material assets of Holdings are the capital stock of America West and the capital stock of The Leisure Company ("LeisureCo."), a travel and leisure subsidiary.

                                       15.

QUESTIONS OR REQUESTS FOR ASSISTANCE

If you have questions or would like to request assistance with the mechanics of exchanging your Old Certificates in the Exchange Offer, please direct them to Wilmington Trust Company as indicated below. In addition to the other positions described in this Prospectus Summary, Wilmington Trust Company has been appointed to act as the Exchange Agent of the Exchange Offer.

    By Mail or Overnight Delivery:

    Wilmington Trust Company
    1100 North Market Street
    Wilmington, Delaware 19890-0001
    Attention: Kristin Long

    By Hand:

    Wilmington Trust Company
    1105 North Market Street, 1st Floor
    Wilmington, Delaware 19890
    Attention: Corporate Trust Operations

    By Facsimile Transmission*:

    (302) 651-1079

          *Confirm successful delivery by telephone at (302) 651-1562

                                       16.

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the Certificates and certain cash flows.

                                  [FLOW CHART]
-------------------------
(1) Each Leased Aircraft will be subject to a separate Lease and the related Indenture; each owned Aircraft will be subject to a separate Indenture.

(2) Funds held as Deposits relating to each Trust will be withdrawn to purchase Equipment Notes on behalf of such Trust during the Delivery Period. If any funds remain as Deposits with respect to any Trust at the end of such period, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and a premium, if applicable. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

(3) The initial amount of the Liquidity Facility for each Trust, taken together, will cover three consecutive semiannual interest payments with respect to each Trust, except that the Liquidity Facility for any Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay an amount equal to accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto.
                                       17.

                            SELECTED FINANCIAL DATA

     The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of and for (i) the years ended December 31, 1998, 1997, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 to August 25, 1994, are derived from the financial statements of America West, which financial statements have been audited by KPMG LLP, independent certified public accountants and (ii) the nine month periods ended September 30, 1999 and 1998 are derived from the unaudited condensed financial statements of America West incorporated by reference in this Prospectus. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. The financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, and the report thereon, are incorporated by reference in this Prospectus. The information presented below under the caption "Operating Data" is unaudited. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                                                           REORGANIZED COMPANY
                                        ------------------------------------------------------------------------------------------
                                              NINE MONTHS                                                             PERIOD FROM
                                          ENDED SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,                AUGUST 26 TO
                                        -----------------------   -------------------------------------------------   DECEMBER 31,
                                           1999         1998         1998         1997         1996         1995          1994
                                        ----------   ----------   ----------   ----------   ----------   ----------   ------------
                                              (UNAUDITED)           (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues....................  $1,594,549   $1,475,866   $1,968,714   $1,874,956   $1,739,526   $1,550,642    $  469,766
Operating income......................     161,796      163,062      197,846      162,573       68,666(1)    154,732       38,871
Income before income taxes and
 extraordinary items..................     154,832      153,873      184,557      140,673       34,493      108,378        19,736
Income before extraordinary items.....      87,765       83,874      103,016       75,330        9,610       54,770         7,846
Extraordinary items(2)................          --           --           --           --       (1,105)        (984)           --
Net income............................      87,765       83,874      103,016       75,330        8,505       53,786         7,846
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)..........  $   22,611   $ (149,230)  $ (104,356)  $ (161,456)  $ (170,907)  $   70,416    $  (47,927)
Total assets..........................   1,776,091    1,622,212    1,594,644    1,547,331    1,597,677    1,588,709     1,545,092
Long-term debt, less current
 maturities...........................     155,659      214,933      207,906      272,760      330,148      373,964       465,598
Total stockholder's equity............     853,613      753,675      769,225      684,768      622,780      649,472       595,446
OPERATING DATA (UNAUDITED):
Available seat miles (in millions)....      19,329       18,070       24,307       23,568       21,625       19,421         6,424
Revenue passenger miles (in
 millions)............................      13,170       12,340       16,374       16,204       15,321       13,313         3,972
Passenger load factor (%).............        68.1         68.3         67.4         68.8         70.9         68.5          61.8
Yield per revenue passenger mile
 (cents)..............................       11.45        11.30        11.35        10.89        10.69        10.91         11.02
Passenger revenue per available seat
 mile (cents).........................        7.80         7.72         7.65         7.49         7.57         7.48          6.81
Operating cost per available seat mile
 (cents)..............................        7.41         7.27         7.29         7.27         7.73(1)       7.19         6.71
Fulltime equivalent employees (at end
 of period)...........................      11,422       10,458       10,067        9,615        9,652        8,712        10,715

                                        PREDECESSOR
                                          COMPANY
                                        ------------
                                        PERIOD FROM
                                        JANUARY 1 TO
                                         AUGUST 25,
                                            1994
                                        ------------

STATEMENT OF OPERATIONS DATA:
Operating revenues....................   $ 939,028
Operating income......................     107,506
Income before income taxes and
 extraordinary items..................    (201,209)
Income before extraordinary items.....    (203,268)
Extraordinary items(2)................     257,660
Net income............................      54,392
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)..........   $      --
Total assets..........................          --
Long-term debt, less current
 maturities...........................          --
Total stockholder's equity............          --
OPERATING DATA (UNAUDITED):
Available seat miles (in millions)....      11,636
Revenue passenger miles (in
 millions)............................       8,261
Passenger load factor (%).............        71.0
Yield per revenue passenger mile
 (cents)..............................       10.68
Passenger revenue per available seat
 mile (cents).........................        7.58
Operating cost per available seat mile
 (cents)..............................        7.15
Fulltime equivalent employees (at end
 of period)...........................      10,849

-------------------------
(1) Reflects a $65.1 million nonrecurring special charge relating to America West's negotiation of its AVSA S.A.R.L. aircraft purchase agreement and writedown of certain aircraft related inventory and equipment and underutilized facilities as well as certain other adjustments. The special charge increased cost per available seat mile by .30 cents for the year ended December 31, 1996.

(2) Includes (i) an extraordinary loss of $1.1 million in 1996 relating to prepayment of the 10 3/4% Notes, (ii) an extraordinary loss of $984,000 in 1995 resulting from the exchange of debt by America West and (iii) $257.7 million in 1994 resulting from the discharge of indebtedness pursuant to the consummation of the plan of reorganization.

                                       18.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER

CONSEQUENCES OF FAILURE TO
EXCHANGE
OLD CERTIFICATES                 If you do not exchange Old Certificates for New
                                 Certificates in this Exchange Offer, you will be restricted from transferring Old
                                 Certificates in the future. In general, outside of this Exchange Offer, you may not offer or sell Old Certificates unless they have been registered under the federal and state securities laws or you offer or sell them in a transaction that is exempt from such laws. The
                                 Company is not planning to register the Old
                                 Certificates under the federal securities laws.

POSSIBLE EFFECTS IF AIRCRAFT
APPRAISALS
DO NOT CORRESPOND TO THE
REALIZABLE
VALUE OF AIRCRAFT                Aviation Solutions, Inc. ("AvSolutions"),
                                 AVITAS, Inc. ("AVITAS") and Morton Beyer &
                                 Agnew ("MBA") (collectively, the "Appraisers") have appraised the Aircraft being acquired by the Company. These appraisals were based on various assumptions and methodologies, which differed among the Appraisers.

                                 In general, the appraised value of each
                                 Aircraft was calculated using the average or median value of an Aircraft, whichever was lower, and then that value was projected for the month in which the Aircraft is scheduled to be delivered. Appraisals based on different assumptions and methodologies than those used by the Appraisers may produce very different values for the Aircraft.

                                 An appraisal is only an estimate of value and is not necessarily an accurate indication of how much the Company will pay to purchase an Aircraft. In addition, the realizable value of the Aircraft following the exercise of remedies will depend on several factors including:

                                      -  supply of other aircraft

                                      -  quality of other aircraft available

                                      -  supply of buyers

                                      -  general economic conditions

                                      -  condition of the Aircraft

                                 Accordingly, you should not rely on the
                                 appraisal values as an indicator of the value that may be realized if the Aircraft are sold. Based on the above, we cannot assure you that the proceeds from a sale or other means of disposal of an Aircraft will be sufficient to fully fund payments due to Certificateholders.

                                 See "Description of the Aircraft and the Appraisals--The Appraisals".

EFFECT OF SUBORDINATION ON
SUBORDINATED
CERTIFICATEHOLDERS               Payments on the subordinated class and/or, if
                                 issued, classes of Certificates will not be made until the senior classes are paid those amounts due to them. In addition, in certain circumstances, if the Company has defaulted on a series of Equipment Notes, the Subordination
                                 Agent may be required to distribute payments received with respect to a more junior series of

                                       19.

                                 Equipment Notes to those Certificateholders that were due to receive payments with respect to the Equipment Notes on which the default occurred. In such a situation the remaining junior series of Equipment Notes may not earn enough interest to fully fund distributions due to the holders of the corresponding Certificates. Accordingly, if the Company defaults on Equipment Notes, the holders of one or more junior Classes of Certificates may not receive the full amount of payments that they are due to receive, even if the Company eventually pays the Equipment Notes due in full.

                                 Payment with respect to the Deposits are not subject to the subordination provisions of the Intercreditor Agreement.

CONTROL OVER THE COLLATERAL
AND
POTENTIAL SALE OF THE
COLLATERAL                       The "Controlling Party" of an Indenture shall
                                 mean:

                                      (a)  the Policy Provider until payment of
                                           the final distributions to the
                                           holders of the Class G Certificates
                                           and no obligations to the Policy
                                           Provider remain outstanding or, if a
                                           Policy Provider Default has occurred
                                           and is continuing, the Class G
                                           Trustee;

                                      (b)  upon payment of the Final
                                           Distributions to the holders of the
                                           Class G Certificates, and if either
                                           no obligations owing to the Policy
                                           Provider remain outstanding or a
                                           Policy Provider has occurred and is
                                           continuing, the Class C Trustee; and

                                      (c)  under certain circumstances the
                                           liquidity provider with the largest
                                           amount owed to it.

                                 Possible actions that the Controlling Party could take include accelerating the Equipment Notes, foreclosing a lien on the Aircraft securing such Equipment Notes or, in certain circumstances, selling the Equipment Notes.

                                 Because the Equipment Notes are not
                                 cross-collateralized, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

                                 From time to time, the market for Equipment
                                 Notes may be very limited and there can be no assurance that the proceeds from such an acceleration or sale will be sufficient to cover the distributions payable to Certificateholders. If proceeds from a sale are insufficient to cover distributions due to be paid, Certificateholders will not have any claim for the shortfall against the Company, any Owner Trustee, Owner Participant or any Trustee.

                                 For a description of the restrictions on the right of the Controlling Party to sell the Equipment Notes see "Description of the New Certificates--Indenture Defaults and Certain Rights Upon and Indenture Default".

                                       20.

POSSIBLE CHANGES TO AGREEMENTS
DESCRIBED IN THIS PROSPECTUS
POST-EXCHANGE OFFER              Listed below are certain situations that,
                                 should they occur, could lead to revisions of certain agreements described in this
                                 Prospectus, such that those agreements would differ from their descriptions in this Prospectus.

                                 Leveraged Lease Financing of an Aircraft

                                 If an Aircraft is to be financed using a leveraged lease, the Company must select an Owner Participant for such Aircraft. Such Owner Participant will have the right to request that revisions be made to the following documents:

                                      -  Participation Agreement;

                                      -  Lease; and

                                      -  Leased Aircraft Indenture.

                                 Issuance of Series D Equipment Notes

                                 If the Company elects to issue Series D
                                 Equipment Notes and funds the sale of such notes by selling Class D Certificates, the parties that purchase Class D Certificates will have the right to request that revisions be made to the following documents:

                                      -  Leased Aircraft Documents;

                                      -  Form of the Participation Agreement;
                                 and

                                      -  Form of Owned Aircraft Indenture.

                                 Regardless of the revisions requested, certain terms of the documents are subject to the following restrictions:

                                      -  Mandatory Documents Terms must be
                                 included; and

                                      -  Mandatory Economic Terms may not be
                                 revised.

                                 In addition, if any revisions are requested, the Company must do the following:

                                      1.  Certify to the Trustees that any
                                          revisions made to documents do not
                                          materially and adversely affect the
                                          Certificateholders and do not expose
                                          the Certificateholders, the Liquidity
                                          Provider or the Policy Provider to any
                                          material additional risks beyond those
                                          to which such persons would have been
                                          exposed absent such revisions; and

                                      2.  In case of any material revisions,
                                          obtain written confirmation from each
                                          of Moody's Investors Service, Inc.
                                          ("Moody's") and Standard & Poor's
                                          Ratings Services ("S&P", and together
                                          with Moody's, the "Rating Agencies")
                                          that the revisions made to documents
                                          will not cause the withdrawal,
                                          suspension or downgrading of the
                                          rating of any Class of Certificates.

                                 See "Description of the
                                 Certificates--Obligation to Purchase Equipment Notes".

POSSIBLE EFFECTS OF APPOINTING
OWNER PARTICIPANTS               As stated above, if an Aircraft is to be
                                 financed utilizing a leveraged lease, the Company must select an Owner Participant


                                       21.

                                 with respect to such Aircraft. In addition to having the right to request that revisions be made to certain documents, prior to an Indenture Default an Owner Participant will have the right to approve the selection of counsel that, pursuant to the documentation, will furnish legal opinions, and any appraisers or the accountants required by the documentation. This right is to the exclusion of the related Loan Trustee.

                                 An Owner Participant will also have the right to approve the sublease of an Aircraft and to approve of the bill of sale used if an Aircraft is ever substituted after an event of loss.

                                 Finally, an Owner Participant will have the right to sell, assign or otherwise transfer its interest in any leverage lease, subject to the relevant Participation Agreement and related documents.

POSSIBLE EFFECTS FROM UNUSED
DEPOSITS There is no guarantee that the Trustees will have an opportunity to use all of the funds in the Deposits to purchase Equipment Notes. The Trustees will not be obligated to purchase Equipment Notes if certain conditions are not satisfied when an Aircraft is delivered. See "Description of the New
                                 Certificates--Obligation to Purchase Equipment Notes". In addition, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes.

                                 The Trustees will withdraw all funds that remain as Deposits at the Delivery Period Termination Date and distribute them with accrued and unpaid interest. In certain circumstances, but not all, the Company will also be required to pay a premium designed to "make-whole" the Certificateholders receiving such Deposits. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other Certificates. See "Description of the Deposit Agreements--Unused Deposits".

EFFECTS OF WITHHOLDING TAX ON
FOREIGN INVESTORS                Taxes will be withheld from distributions made
                                 with respect to Original Trusts and Deposits that are made to foreigners that have beneficial ownership of Certificates. Such taxes will be withheld because of the possibility that the Original Trusts may be treated as partnerships engaged in U.S. trades or businesses for U.S. federal income tax purposes.

                                 By accepting an interest in a Certificate, foreign investors must agree to indemnify the Original Trustee, the Original Trust and the Paying Agent against liability for improperly failing to withhold tax.

                                 Foreign investors may file a U.S. federal income tax return to request refunds for any amounts withheld, but there is no assurance that they will receive such a refund or that such refunds will be received in a timely manner.

                                       22.

LIMITED ABILITY TO RESELL
CERTIFICATES                     Prior to the Exchange Offer, there was no
                                 public market for the Certificates.
                                 Accordingly, a secondary market for the
                                 Certificates may not develop and even if one does, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

RISK FACTORS RELATING TO THE POLICY PROVIDER

THE IMPACT OF ANY DECLINE IN
THE
FINANCIAL CONDITION OF THE
POLICY
PROVIDER The "AAA" rating by S&P and the "Aaa" rating by Moody's of the Class G Certificates are based, primarily, on the existence of the Policy insuring the complete and timely payment of interest accrued and payable on the Class G Certificates on each Regular Distribution Date and the payment of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G Certificates pursuant to the Policy. In addition, in the event of the insolvency of the Policy Provider under insurance insolvency proceedings, it is possible that the Subordination Agent would be unable to recover the full amount due under the Class G Certificates on its unsecured claim against the Policy Provider.

                                 For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy and the Policy Provider Agreement--The Policy".

THE LIMITED NATURE OF THE
POLICY The Policy's support on interest payments and principal payments is limited to the Class G Certificates and, as a result, the Policy will only run to the benefit of the holders of the Class C Certificates. Although drawings under the Policy for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G Certificates. The Policy provides no coverage for the Class C Certificates or, if issued, the Class D Certificates.

THE POLICY PROVIDER AS A
CONTROLLING
PARTY Unless a Policy Provider Default has occurred, the Policy Provider will operate as the Controlling Party unless the Liquidity Provider has the right to become the Controlling Party. As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G Certificates but detrimental to the holders of the Class C Certificates or, if issued, the Class D Certificates.

                                       23.

RISK FACTORS RELATING TO THE COMPANY AND THE AIRLINE INDUSTRY

Below we have listed certain risks that we face as a business in general. If any of these risks actually have a material adverse effect on our business, financial condition or operating results, we may not be able to satisfy some or all or our obligations under the Leases (in the case of Leased Aircraft) or the Equipment Notes (in the case of Owned Aircraft). Depending on the extent to which we are unable to satisfy these obligations, you may not realize the expected return on your investment in the Certificates, and in the worst case, you may not get back the full amount of your initial investment in the Certificates.

COMPETITION AND INDUSTRY
CONDITIONS                       The airline industry is highly competitive and
                                 industry earnings are typically volatile. From
                                 1990 to 1992, the airline industry experienced unprecedented losses due to high fuel costs, general economic conditions, intense price competition and other factors. Airlines compete on the basis of pricing, scheduling (frequency and flight times), on-time performance, frequent flyer programs and other services.

                                 The airline industry is susceptible to price discounting, which occurs when a carrier offers discounts or promotional fares to passengers. Discounted fares offered by one carrier are normally matched by competing carriers, which may have the effect of lowering the profit per passenger but not necessarily increase the number of passengers who fly. In addition, in recent years several new carriers have entered the airline industry, and many of them have low-cost structures. In some cases, these new carriers have initiated or triggered price discounting. The entry of additional new carriers in many of our markets, as well as increased competition from or the introduction of new services by existing carriers, could have a material adverse effect on our business, financial condition and operating results.

                                 Most of the markets we serve are highly
                                 competitive and are served by larger carriers with substantially greater financial resources than we have available. At our Phoenix and Las Vegas hubs, our principal competitor is Southwest Airlines. A number of our larger competitors have proprietary reservation systems, which gives them certain competitive advantages.

                                 The air travel business historically fluctuates in response to general economic conditions. The airline industry is sensitive to changes in economic conditions that affect business and leisure travel and is highly susceptible to unforeseen events that result in declines in air travel, including:

                                      -  political instability

                                      -  regional hostilities

                                      -  recession

                                      -  fuel price escalation

                                      -  inflation

                                      -  adverse weather conditions

                                      -  labor instability

                                      -  regulatory oversight

                                       24.

                                 If the rates of travel on the routes that we serve decrease or if competition increases between carriers, our business, financial condition and operating results could be materially adversely affected.

THE COMPANY'S ABILITY TO
BORROW
FUNDS IN THE FUTURE              As of September 30, 1999, we owed approximately
                                 $155.7 million of long-term debt (less current maturities). Much of this debt is secured by a large portion of our assets, leaving us with a limited number of assets to use to obtain additional financing which we may need if we encounter adverse industry conditions or a prolonged economic recession in the future.

                                 In addition, as of September 30, 1999, we had firm commitments to AVSA to purchase a total of 19 Airbus aircraft with four still to be delivered in 1999. We also had an option to purchase 46 more Airbus aircraft. The aggregate net cost of these firm commitments is approximately $800 million, based on a 3.5% annual price escalation.

                                 In October 1999, we entered into an agreement with AVSA to purchase 15 Airbus A318-100 and 12 Airbus A320-200 aircraft. Deliveries for the A320 aircraft will begin August 2000 and continue through 2003. The A318s are scheduled to be delivered in 2003 and 2004. We also received 25 options and 25 purchase rights to purchase aircraft in the "A320 family" of aircraft (A318s, A319s, A320s and A321s) for delivery in 2004 through 2008. As part of this agreement, all options outstanding under the previous agreement were cancelled. The aggregate net cost of firm commitments under this aircraft order is approximately $1.1 billion based on a 3.5% annual price escalation.

                                 We have arranged for financing from AVSA for approximately 75% of the remaining aircraft to be delivered under the purchase commitment existing at September 30, 1999, but we will have to look to outside sources to finance the remaining commitments. We cannot guarantee that we will be able to obtain enough capital to finance the remainder of the aircraft, and if we default on our commitments to purchase aircraft, our business, financial condition and operating results could be materially adversely affected.

LABOR RELATIONS                  In the recent past, labor unions have made
                                 several attempts to organize our employees, and we expect that these efforts will continue.
                                 Certain groups of our employees have chosen to be represented by a union and we are currently negotiating initial collective bargaining agreements with some of these groups. We cannot predict which, if any, other groups of employees may seek union representation or the outcome of collective bargaining agreements that we may be forced to negotiate in the future. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through "cooling off" periods, which are often followed by union-initiated work actions, including strikes. Depending on the type and duration of work action we endure, our business, financial condition and operating results could be materially adversely affected.

                                       25.

CONTROL BY CERTAIN PRINCIPAL
STOCKHOLDERS                     Currently, three stockholders collectively
                                 control approximately 50% of the total voting power of America West Holdings Corporation, our parent corporation ("Holdings"). These stockholders, TPG Partners, L.P., TPG Parallel
                                 I, L.P. and Air Partners II, L.P. are all controlled by the same company, TPG Advisors, Inc. We cannot guarantee that the controlling stockholders identified above will not try to influence Holding's business in a way that would favor their own personal interests to the detriment of our interests.

FLUCTUATIONS IN FUEL COSTS       Fuel is the principal raw material used in our
                                 business, accounting for approximately 11% of our total operating expenses in 1999. For example, with our current level of fuel consumption, if jet fuel prices increase by one cent per gallon, our annual operating results will decrease by $4.6 million for 2000. Among the unpredictable events whose occurrence could effect the price and supply of jet fuel in the future are:

                                      -  geopolitical developments

                                      -  regional production patterns

                                      -  environmental concerns

                                 In 1996, we implemented a "fuel hedging" program to manage the risk and possible effect that fluctuating jet fuel prices could have on our business. The program primarily addresses our exposure to fuel requirements on the East Coast. West Coast jet fuel prices, however, tend to be more volatile than jet fuel prices in other areas of the United States and because we primarily serve the Western United States, we purchase a substantially larger portion of our jet fuel requirements on the West Coast compared to our larger competitors.

                                 Accordingly, if the price of jet fuel goes up substantially or the supply of jet fuel is inadequate in the future and we have not implemented adequate protection measures, our business, financial condition and operating results could be materially adversely affected.

AVIATION TICKET TAXES            On August 5, 1997 President Clinton signed a
                                 new aviation ticket tax into law that is scheduled to stay in effect though September
                                 30, 2007. As a result of the competitive environment in the passenger airline industry, we have been limited in our ability to pass on the additional costs of these taxes to passengers through fare increases.

SECURITY AND SAFETY MEASURES     Congress recently adopted increased safety
                                 measures designed to increase airline passenger security and protect against terrorist acts.
                                 Implementing these measures has increased operating costs for the airline industry as a whole. A recent report from Congress' Aviation
                                 Safety Commission recommends that airlines implement additional measures to improve the safety and security of air travel. We cannot predict which additional measures Congress will impose or the impact that implementing those measures will have on our revenue, but it is possible that the impact could be significant.

                                       26.

OTHER REGULATORY MATTERS         The airline industry is heavily regulated. Both
                                 federal and state governments from time to time propose laws and regulations that would impose additional requirements and restrictions on airline operations. Depending on which and how many of these laws and regulations are enacted, the cost of operating an airline could increase significantly. We cannot predict which laws and regulations will be adopted or the changes and increased expense that they could cause.
                                 Accordingly, we cannot guarantee that future legislative and regulatory acts will not have a materially adverse effect on our business, financial conditions or operating results.

SUBSTANTIAL RESTRICTIONS
IMPOSED AND
PROMISES MADE IN CONNECTION
WITH
CURRENT LOAN AGREEMENTS AND
DEBT
INSTRUMENTS                      We have borrowed money pursuant to certain loan
                                 agreements and debt instruments with
                                 significant operating and financial
                                 restrictions. These agreements and instruments contain terms that may significantly restrict or prohibit our ability to take certain actions, including our ability:
                                      -  to repay certain debts before they come
                                 due
                                      -  to sell assets
                                      -  to participate in certain mergers and
                                 acquisitions
                                      -  to conduct future financings
                                      -  to make needed capital expenditures
                                      -  to implement certain measures that
                                         would better enable us to withstand
                                         future downturns in the airline
                                         industry or the economy in general

                                 In addition, several of these borrowing
                                 arrangements require us to satisfy certain benchmarks in respect of our financial position.

                                 We are currently in compliance with the
                                 restrictions and requirements referred to above, but any default would allow our lenders to require us to repay the full amount of money that we have borrowed, plus accrued and unpaid interest. If this were to occur, we cannot guarantee that we would have or be able to raise the funds needed to pay off these debts.

                                 Finally, we may be obligated to offer to purchase certain amounts of the debts referred to above. Such obligations would arise if certain changes occur with respect to who controls us or Holdings, our parent company, or if we dispose of certain assets.

YEAR 2000 COMPLIANCE PROGRAM
AND
RISKS The Year 2000 issue results from computer programs being written using two digits rather than four to define the applicable year. As a consequence, time-sensitive computer equipment and software may recognize a date using "00" as the year 1900 rather than the year 2000. Many of the Company's systems, including information and computer systems and automated equipment, will be affected by the Year 2000 issue. The Company is also heavily reliant on the management of the nation's air traffic control system by the Federal Aviation Administration ("FAA"), local authorities' management of the airports at which AWA operates, and vendors to provide goods

                                       27.

                                 (fuel, catering, etc.), services
                                 (telecommunications, data networks, satellites, etc.) and data (frequent flyer partnerships, alliances, etc.).

                                 The Company has underway a Year 2000 Project
                                 (the "Project" or "Year 2000 Project") to identify the programs and infrastructure that could be affected by the Year 2000 issue and has implemented a plan to resolve the problems identified on a timely basis. The Project requires the Company to devote a considerable amount of internal resources and hire substantial external resources to assist with the implementation and monitoring of the Project, and has required the replacement of certain equipment and modification of certain software.

                                 The Company believes that its Year 2000 Project will be completed prior to any currently anticipated significant impact on the Company arising from the Year 2000 issue. The Project is divided into three main sections, including information technology ("IT") systems, embedded systems and third party compliance. Mission critical IT and embedded systems are complete. Monitoring and corrective actions, if required, will continue through the first quarter of 2000. An initial assessment of third party suppliers is complete. Ongoing assessment will continue through the year based on the suppliers' Year 2000 readiness and their importance to the Company.

                                 The Company currently estimates that the total cost of its Year 2000 Project will be approximately $48 million, which will be funded from operating cash flows. These costs include approximately $8 million of normal system software and equipment upgrades and replacements which the Company anticipated incurring in the ordinary course regardless of the Year 2000 issue. As of September 30, 1999, the Company had incurred approximately $35 million of non-capital expenditures in connection with the Year 2000 Project. The Company expects that approximately $39 million of the costs have been or will be expensed as incurred and the Company has had or will have approximately $9 million of capital expenditures.

                                 The costs and expected completion date of the Company's Year 2000 Project are based on management's best estimates, and reflect assumptions regarding the availability and cost of personnel trained in this area, the compliance plans of third parties and similar uncertainties. However, due to the complexity and pervasiveness of the Year 2000 issue and in particular the uncertainty regarding the compliance programs of third parties, no assurance can be given that these estimates will be achieved, and actual results could differ materially from those anticipated. If the Company's plan to address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred, which could have a material adverse effect on the Company's financial condition and results of operations.

                                       28.

                                 The failure to correct a material Year 2000 problem could result in an interruption in, or failure of, certain normal business activities or operations. While difficult to predict, the Company speculates that the most reasonably likely worst case Year 2000 scenario will result from the failure of third parties, including operators of airports and air traffic control systems, to resolve their Year 2000 compliance issue. The Company has initiated communications with such parties and its significant suppliers and vendors with which its systems interface and upon which the Company's business depends in an effort to reduce the adverse impact of the Year 2000 issue. There can be no assurance, however, that the systems of such third parties will be modified on a timely basis and such failure may have a material adverse effect on the Company's financial condition and results of operations.

                                 As a component of its Year 2000 Project, the Company has developed a comprehensive analysis of the operational problems and costs (including loss of revenues) that would be reasonably likely to result from the failure by the Company and certain third parties to complete efforts necessary to achieve Year 2000 compliance on a timely basis. The Company has developed contingency plans designed to enable it to continue operations, consistent with the highest standards of safety, in the event of such third party failures.

VOLATILITY OF STOCK PRICE        The stock market has experienced significant
                                 price and volume fluctuations that have
                                 affected the market prices of equity securities of companies in the airline industry and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Class B Common Stock of Holdings (the "Class B Common Stock"). In addition, the market price of the Class B
                                 Common Stock is volatile and subject to
                                 fluctuations in response to quarterly
                                 variations in operating results, announcements of new services by the Company or its competitors, changes in financial estimates by securities analysts or other events or factors, many of which are beyond the Company's control.

                                       29.

                               THE EXCHANGE OFFER

     This section summarizes key provisions of the Exchange and Registration Rights Agreement among America West, the Trustees and the Initial Purchasers (the "Registration Rights Agreement"), which has been filed as an exhibit to the Registration Statement and is available as set forth under the heading "Available Information".

GENERAL

     Pursuant to the Registration Rights Agreement, America West agreed, at no cost to the holders of the Certificates, to register the Certificates with the SEC to allow holders to trade the Certificates. Such a registration (a "Registration Event") would take one of two forms set forth below:

     Registration Event

     (1) Exchange Offer Registration Statement. An Exchange Offer under the Securities Act of 1933, as amended (the "Securities Act") would allow holders to exchange the Old Certificates for New Certificates, which will have terms identical in all material respects to the Old Certificates (except that the New Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described below and the New Certificates will be available only in book-entry form).

     (2) Shelf Registration Statement. Alternatively, in the event that any changes in law or applicable interpretations of the staff of the SEC would not permit America West to effect the Exchange Offer, or the Exchange Offer is not consummated within 210 days after the initial issuance date of the Certificates, which was September 21, 1999 (the "Issuance Date"), or if requested to do so by holders who are not eligible to participate in the Exchange Offer the Company shall register the Old Certificates for resale under the Securities Act through a Shelf Registration Statement (the "Shelf Registration Statement").

     If the Company fails to consummate the Exchange Offer or, alternatively, to have a Shelf Registration Statement declared effective within 210 calendar days of September 21, 1999, the interest rate per annum on the Equipment Notes and Deposits will be increased by 0.50% from the 210th day until either the Exchange Offer is consummated, a shelf registration statement is declared effective or the date on which all of the outstanding Certificates are transferable by holders (other than affiliates or former affiliates of America West) without further registration under the Securities Act.

     If during any 12-month period the shelf registration statement ceases to be effective for more than 60 days, whether or not consecutive, the interest rate per annum on the Equipment Notes and, if applicable, the Deposits will be increased by 0.50% from the 61st day after the shelf registration statement ceases to be effective until the shelf registration statement again becomes effective.

THE EXCHANGE OFFER

     In the Registration Rights Agreement the Company agreed to register New Certificates with the SEC to allow holders of all outstanding Old Certificates to exchange their Old Certificates for the New Certificates. The New Certificates will have the same material financial terms as the Old Certificates. The difference between the Certificates is that the New Certificates will not contain terms with respect to transfer restrictions or interest rate increases and the New Certificates will be available only in book-entry form. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Certificates as of
[               ], for the purpose of allowing holders to exchange their Old
Certificates.

                                       30.

     Obligations of the Company to Effect an Exchange Offer

     (1) File a registration statement to register the New Certificates by January 19, 2000.

     (2) Cause the registration statement to become effective by March 19, 2000.

     (3) Keep the registration statement effective while the Exchange Offer is open, which must be no fewer than 30 days.

     (4)  Complete the Exchange Offer by April 18, 2000.

     The Exchange Offer will commence upon effectiveness of the registration and terminate 30 calendar days after the Exchange Offer commences, unless extended. The Company has the sole discretion to extend the Exchange Offer by notifying the Exchange Agent and mailing an announcement of the extension to the holders of Old Certificates. However, if the Exchange Offer is not consummated by April 18, 2000, the interest rate on the Equipment Notes and Deposits is subject to increase. See "--General".

     The Company has the right to delay acceptance of any Old Certificates in the Exchange Offer, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "--Conditions" occur. The Company can also amend the terms of the Exchange Offer in any manner it deems advantageous to the holders of the Old Certificates. The Company will notify the Exchange Agent as promptly as practicable in the event of any delay in acceptance, extension, termination or amendment. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment. The Company has no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     With some exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act or pursuant to a transaction exempt from the Securities Act and applicable state securities laws. After the Exchange Offer is consummated, with some limited exceptions, the Company will not be required to subsequently register the Old Certificates.

TENDERING OLD CERTIFICATES IN THE EXCHANGE OFFER

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. Any beneficial owner of Old Certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If a beneficial owner wants to tender on his own behalf, he must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in his name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Subject to certain conditions (set forth under "--Conditions"), the Company will accept for exchange all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date the exchange offer expires. Old Certificates may be tendered only in integral multiples of $1,000. There is no minimum principal amount of Old Certificates that must be tendered in order for the Exchange Offer to take place. The tender by a holder of Old Certificates will constitute an agreement between the holder and the Company in accordance with the Letter of Transmittal.

                                       31.

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted and the New Certificates will be issued promptly after acceptance of the Old Certificates. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders. Any such New Certificates issued will be of the same class and for an equal face amount as the Old Certificates tendered. For purposes of the Exchange Offer, Old Certificates will be deemed to have been accepted for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     Requirements for Tendering Old Certificates in the Exchange Offer

     (1) Complete, sign and date the Letter of Transmittal or a facsimile thereof.

         (a) Guaranteed Signatures May Be Required. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act unless the Old Certificates are tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or for the account of an Eligible Institution.

         (b) Bond Powers May be Required. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

         (c) Fiduciaries Should Identify Themselves. If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     (2) Mail or otherwise deliver the completed Letter of Transmittal, and any other items noted below, to the Exchange Agent by 5:00 p.m., New York City time, on or before the date the Exchange Offer expires. No items should be sent to the Company. See '--Exchange Agent" below.

     (3) Any of the three methods discussed below can be used to deliver the certificates representing the Old Certificates to the Exchange Agent on or before the date the Exchange Offer expires. The method of delivery is up to the holder, who bears the risk of non-delivery.

         (a) Send the actual certificates representing the Old Certificates to the Exchange Agent with the Letter of Transmittal. If delivery is by mail, insured registered mail is recommended.

         (b) If available, make a book-entry delivery of the Old Certificates into the Exchange Agent's account at DTC. See "--Book-Entry Transfer" below. Certain brokers, dealers, commercial banks, trust companies and other nominees who hold Old Certificates through DTC must tender their certificates in this way. Beneficial owners of Old Certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Certificates pursuant to the Exchange Offer.

         (c) Holders who cannot deliver their Old Certificates or who cannot complete the procedures for delivery by book-entry transfer of the Old Certificates on or before the date the Exchange Offer expires, must, in order to participate in the Exchange Offer, tender their

                                       32.

              Old Certificates according to the guaranteed delivery procedures set forth below under "--Guaranteed Delivery Procedures".

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates if they are not properly tendered or are unlawful in the opinion of counsel for the Company. Unless waived by the Company, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company determines. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties.

     Neither the Company, the Exchange Agent nor any other person is under any duty to notify holders of Old Certificates of defects or irregularities regarding tenders of Old Certificates, nor shall any of them be liable for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered or cured of defects or irregularities will be returned to the holder by the Exchange Agent, without cost to the holder, as soon as practicable following the Expiration Date.

     In addition, subject to some limitations, the Company reserves the right to purchase or make offers for any Old Certificates that remain outstanding after the Exchange Offer expires, to terminate the Exchange Offer, and to purchase Old Certificates in the open market to the extent permitted by applicable law. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Old Certificates at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfers. Such holder of Old Certificates using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Certificates into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and America West may enforce the Letter of Transmittal against such holder.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book entry transfer cannot be completed on a timely basis, a tender may be effected under the procedures set forth here. This procedure can only be handled by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"). Prior to the expiration of the Exchange Offer, the Company must receive from an Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and a Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery). The Notice of Guaranteed Delivery must set forth the name and address of the holder of Old Certificates, the amount of Old Certificates tendered and a statement guaranteeing that within three trading days of the execution of the notice the certificates for all tendered Old Certificates (or a book-

                                       33.

entry confirmation) will be deposited by the Eligible Institution with the Exchange Agent. Actual delivery of such Old Certificates (or a book-entry confirmation) within such three day period is required.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn by a holder at any time prior to 5:00 p.m., New York City time on the date the Exchange Offer expires by notifying the Exchange Agent in writing. A notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and if the certificates for Old Certificates were transmitted, specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates were delivered to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal. The signatures on the notice of withdrawal must be guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates were tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility.

     The Company will have final and binding authority to determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which were tendered for exchange but which were not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal. Old Certificates which were tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility will be credited to an account maintained with the book-entry transfer facility for the Old Certificates as soon as practicable after withdrawal. Properly withdrawn Old Certificates may be retendered following the procedures described above at any time on or prior to the date the Exchange Offer expires.

CONDITIONS

     The Company will not be required to accept any Old Certificates for exchange and the Company may terminate or amend the Exchange Offer before the acceptance of Old Certificates, if the Company determines that it is not permitted to effect the Exchange Offer because of any change in law or applicable interpretations thereof by the SEC. In addition, the Company will have no obligation to, and will not knowingly, accept tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder who is not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Certificates to be received by such holder in the Exchange Offer would not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

                                       34.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

        By Mail or Overnight Delivery:                            By Hand:
           Wilmington Trust Company                       Wilmington Trust Company
           1100 North Market Street                 1105 North Market Street, 1st Floor
       Wilmington, Delaware 19890-0001                   Wilmington, Delaware 19890
           Attention: Kristin Long                 Attention: Corporate Trust Operations
                                                          Facsimile Transmission:
                                                               (302) 651-1079
                                                           Confirm by Telephone:
                                                               (302) 651-1562

TRANSFERABILITY OF NEW CERTIFICATES

     Based on interpretations by the staff of the SEC (noted below), the Company believes that most holders of New Certificates will be able to offer for resale, re-sell or otherwise transfer the New Certificates issued without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of the New Certificates. Broker-dealers who acquired Old Certificates directly from the Trustee for resale under an exemption under the Securities Act, or any holder that is an "affiliate" of the Company (as defined in Rule 405 of the Securities Act) must comply with the registration and prospectus delivery requirements of the Securities Act.

     The SEC staff interpretations relied on are set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

     Other than broker-dealers and affiliates, holders who wish to tender their Old Certificates in the Exchange Offer will be required to make certain representations to the Company in the Letter of Transmittal.

     Representations Required by Holders to Tender Old Certificates in Exchange Offer

     (1) Such holder is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account.

     (2) The holder will acquire the New Certificates in the ordinary course of its business.

     (3) The holder is not engaged in, and does not intend to engage in, a distribution of the New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates.

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates where the broker-dealer acquired the exchanged Old Certificates as a result of market-making

                                       35.

activities or other trading activities. The Company agrees to make copies of this Prospectus available to such broker-dealers for 180 days after the Exchange Offer expires. See "Plan of Distribution".

ALTERNATIVE USE OF SHELF REGISTRATION STATEMENT

     If changes in the law or other circumstances do not allow America West to effect the Exchange Offer, America West will, upon request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, file a shelf registration statement to allow resales of the Old Certificates.

     Obligations of the Company if the Shelf Registration Statement Alternative is Pursued

     (1) File with the SEC as soon as practicable a shelf registration statement covering resales of the Old Certificates.

     (2) Use its best efforts to have the shelf registration statement declared effective within 180 calendar days of September 21, 1999.

     (3) Use its best efforts to keep the shelf registration statement effective for two years after it is declared effective (or a such shorter period if all of the Old Certificates covered by the shelf registration statement have been sold or are freely transferable under Rule 144 of the Securities Act).

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of the Company. Other expenses incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. Certain other transfer taxes may be imposed on the tendering holder unless satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal.

                                       36.

                      DESCRIPTION OF THE NEW CERTIFICATES

     The New Certificates will be issued pursuant to two separate Pass Through Trust Agreements. The following summary describes certain terms of the Certificates, the Deposits and the Pass Through Trust Agreements but does not purport to be complete. Reference is made to all of the provisions of the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements and the Intercreditor Agreement.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "--Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each of the Class G Trust and the Class C Trust will differ.

     The references to Sections in parentheses in the following summary are to the relevant Sections of the Pass Through Trust Agreements unless otherwise indicated.

GENERAL

     The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book Entry; Delivery and Form". (Section 3.01) Each New Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such New Certificate is issued. (Section 3.01) The Trust Property of each Trust consists of the items listed below:

     TRUST PROPERTY FOR EACH TRUST
--------------------------------

     (1) Equipment Notes acquired under the Note Purchase Agreement and issued, at America West's election in connection with the financing of each Aircraft during the Delivery Period, either (a) on a non-recourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance the purchase of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to America West, or (b) on a recourse basis by America West in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance the purchase of such Owned Aircraft by America West.

     (2) The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

     (3) The rights of such Trust under the applicable Escrow Agreement (including the right to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period).

     (4) The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     (5)  All monies receivable under the Liquidity Facility for such Trust.

     (6) With respect to the Class G Trust, all monies receivable under the Policy.

     (7) Funds from time to time deposited with the Trustee in accounts relating to such Trust.

     On the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a substantially identical Successor Trust, and the New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust

                                       37.

Agreements and similar terms shall be applicable to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. See "--Liquidation of Original Trusts."

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.11) The Certificates do not represent an interest in or obligation of America West, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to: the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent, the Policy Provider and the Liquidity Provider are parties, on each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments will be distributed in the following order:

     (1) to the Liquidity Provider in payment of all accrued and unpaid Liquidity Expenses and to the Policy Provider in payment of all accrued and unpaid Policy Expenses;

     (2) to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) to the Liquidity Provider and interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) to the Policy Provider, pro rata;

     (3) to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (1) and (2) above and as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and/or, if applicable, to replenish each Cash Collateral Account up to the applicable Required Amount;

     (4) payment of Expected Distributions on the Class G Certificates to the holders of Class G Certificates;

     (5) to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to clauses (1) and (2) above and any Excess Reimbursement Obligations);

     (6) payment of Expected Distributions on the Class C Certificates to the holders of Class C Certificates;

     (7)  to pay any Excess Reimbursement Obligations to the Policy Provider;

     (8) if Class D Certificates have been issued, payment of "Expected Distributions" (to be defined in a manner equivalent to the definition herein for the other Classes of Certificates) on the Class D Certificates to the holders of Class D Certificates; and

     (9) payment of certain fees and expenses of the Subordination Agent and the Trustees.

                                       38.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order:

     (1) to reimburse the Subordination Agent, the Trustees, the Policy Provider and certain other parties for the payment of the Administration Expenses;

     (2) to the Liquidity Provider in payment of the Liquidity Expenses and to the Policy Provider in payment of the Policy Expenses;

     (3) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and to the Policy Provider to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof), pro rata;

     (4) to the Liquidity Provider, to pay the outstanding amount of all remaining Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and/or, if applicable, with respect to any particular Liquidity Facility, unless (a) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (b) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (a) is applicable);

     (5) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

     (6) to the holders of Class G Certificates in payment of Adjusted Expected Distributions on the Class G Certificates;

     (7) to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to clauses (1), (2) and (3) above and any Excess Reimbursement Obligations);

     (8) to the holders of Class C Certificates in payment of Adjusted Expected Distributions on the Class C Certificates;

     (9) to pay any Excess Reimbursement Obligations to the Policy Provider, and

     (10) if Class D Certificates have been issued, to the holders of Class D Certificates in payment of "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to the holders of Class G Certificates of payments received in respect of the series of Equipment Notes applicable to the Class C Certificates and/or, if issued, the Class D Certificates. If this should occur, the interest accruing on the Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of Class or Classes with relatively higher interest rates. As a result of such possible interest shortfalls, the holders of Class C Certificates may not receive the full amount due to them after a Triggering Event even if all Equipment Notes are eventually paid in full.

     Payments in respect of the Deposits relating to a Trust will not be subject to the subordination provisions of the Intercreditor Agreement.

                                       39.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes--Principal and Interest Payments".

  Payments of Interest

     The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing on January 2, 2000 (or, in the case of Equipment Notes issued after such date, commencing on or after the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rates for the Deposits and the Equipment Notes are subject to change under certain circumstances. See "Exchange Offer; Registration Rights".

     Payments of interest applicable to the Certificates issued by each of the Trusts is supported by a Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that the Liquidity Facility with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     After use of any available funds under its Liquidity Facility or the Cash Collateral Account for the Class G Certificates, the payment of interest at the Stated Interest Rate on the Class G Certificates will be supported by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement--The Policy".

  Payments of Principal

     Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing on or after January 2, 2000. The "Final Legal Distribution Date" for the Class G Certificates is July 2, 2020 and for the Class C Certificates is July 2, 2007.

     Payment of principal of the Class G Certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement--The Policy".

                                       40.

  Distribution of Scheduled Payments

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02, and Section 2.03 of the Escrow Agreement) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

  Distribution of Special Payments and Certain Policy Drawings

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and the premium payable by America West (each, also a "Special Payment"), will be scheduled to be distributed on a date 35 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date") unless such date is within ten days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or the premium payable by America West in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 20 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Section 1.02 of the Escrow Agreement) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b); Section 1.02 of the Escrow Agreement) See "Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

     In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy," the Class G Trustee will mail a notice to the Certificateholders of the Class G Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such
                                       41.

distribution. Such notice will be mailed not less than 20 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G Trustee to the Certificateholders of record of the Class G Trust on the Record Date applicable to such distribution. (Section 4.02(c))

  Maintenance of Accounts

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee, which shall be one or more non-interest bearing accounts. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

  Final Distribution

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "Book Entry; Delivery and Form" below.

  Weekend or Holiday Distribution Date

     If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Phoenix, Arizona, Wilmington, Delaware, or Hartford, Connecticut (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

  Pool Balance

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date, payments under the Policy (other than in respect of

                                       42.

interest on the Certificates) and any special distribution of unused Deposits of such Trust to be made on such date. (Section 1.01)

  Pool Factor

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance by the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust was 1.0000000 on the date of issuance, and will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

  Aggregate Principal Amortization Schedule

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals--The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                                1999-1G TRUST                              1999-1C TRUST
                               EQUIPMENT NOTES                            EQUIPMENT NOTES
                                  SCHEDULED                                  SCHEDULED       1999-1C TRUST
                                 PAYMENTS OF         1999-1G TRUST          PAYMENTS OF      EXPECTED POOL
REGULAR DISTRIBUTION DATE         PRINCIPAL       EXPECTED POOL FACTOR       PRINCIPAL          FACTOR
-------------------------      ---------------    --------------------    ---------------    -------------
January 2, 2000..............   $5,387,382.98          0.9769443           $3,085,129.91       0.8469526
July 2, 2000.................            0.00          0.9769443                    0.00       0.8469526
January 2, 2001..............    6,414,664.01          0.9494922            2,507,586.93       0.7225560
July 2, 2001.................            0.00          0.9494922                    0.00       0.7225560
January 2, 2002..............    7,060,279.46          0.9192772            3,770,663.17       0.5355005
July 2, 2002.................            0.00          0.9192772                    0.00       0.5355005
January 2, 2003..............    8,014,608.99          0.8849781            3,987,376.87       0.3376944
July 2, 2003.................            0.00          0.8849781                    0.00       0.3376944
January 2, 2004..............    9,365,617.80          0.8448972            3,958,605.13       0.1413155
July 2, 2004.................            0.00          0.8448972                    0.00       0.1413155
January 2, 2005..............   12,495,401.20          0.7914222            1,695,711.66       0.0576906
July 2, 2005.................            0.00          0.7914222                    0.00       0.0576906
January 2, 2006..............   13,0839696.06          0.7354295           19,162,926.33       0.0000000
July 2, 2006.................            0.00          0.7354295                    0.00       0.0000000

                                       43.

                                1999-1G TRUST                              1999-1C TRUST
                               EQUIPMENT NOTES                            EQUIPMENT NOTES
                                  SCHEDULED                                  SCHEDULED       1999-1C TRUST
                                 PAYMENTS OF         1999-1G TRUST          PAYMENTS OF      EXPECTED POOL
REGULAR DISTRIBUTION DATE         PRINCIPAL       EXPECTED POOL FACTOR       PRINCIPAL          FACTOR
-------------------------      ---------------    --------------------    ---------------    -------------
January 2, 2007..............   11,209,721.45          0.6874567                    0.00       0.0000000
July 2, 2007.................    3,095,483.98          0.6742093                    0.00       0.0000000
January 2, 2008..............    3,1069003.55          0.6609169                    0.00       0.0000000
July 2, 2008.................    6,408,747.64          0.6334902                    0.00       0.0000000
January 2, 2009..............    3,385,324.07          0.6190025                    0.00       0.0000000
July 2, 2009.................    54670,310.34          0.5947359                    0.00       0.0000000
January 2, 2010..............    3,069,836.70          0.5815983                    0.00       0.0000000
July 2, 2010.................    4,2439182.39          0.5634393                    0.00       0.0000000
January 2, 2011..............    2,501,500.00          0.5527340                    0.00       0.0000000
July 2, 2011.................    6,422,511.70          0.5252483                    0.00       0.0000000
January 2, 2012..............    2,266,831.17          0.5155472                    0.00       0.0000000
July 2, 2012.................    8,733,335.37          0.4781723                    0.00       0.0000000
January 2, 2013..............    4,991,073.36          0.4568126                    0.00       0.0000000
July 2, 2013.................    7,171,109.55          0.4261233                    0.00       0.0000000
January 2, 2014..............    8,144,628.68          0.3912677                    0.00       0.0000000
July 2, 2014.................   12,065,086.82          0.3396343                    0.00       0.0000000
January 2, 2015..............    6,717,588.43          0.3108858                    0.00       0.0000000
July 2, 2015.................    4,8269264.36          0.2902315                    0.00       0.0000000
January 2, 2016..............   12,146,939.44          0.2382477                    0.00       0.0000000
July 2, 2016.................    2,561,617.20          0.2272851                    0.00       0.0000000
January 2, 2017..............   14,110,504.32          0.1668981                    0.00       0.0000000
July 2, 2017.................    4,443,412.96          0.1478822                    0.00       0.0000000
January 2, 2018..............   21,448,979.41          0.0560896                    0.00       0.0000000
July 2, 2018.................      633,454.03          0.0533787                    0.00       0.0000000
January 2, 2019..............   12,472,900.58          0.0000000                    0.00       0.0000000

     The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted by the Mandatory Economic Terms, Equipment Notes with respect to any Aircraft are purchased by the Trusts in other than the month currently scheduled for delivery of such Aircraft or Equipment Notes as to which the projected loan to Aircraft value ratios are lower than other Equipment Notes are not acquired by the Trusts.

     In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements" or any drawing under the Policy (other than in respect of interest on the Certificates). In the event of (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause
(i) and promptly after the occurrence of any event described in clause (ii).

                                       44.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (2), (3), (4) and (5) below):

     (1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider and/or the Policy Provider;

     (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by America West with respect to unused Deposits), if any;

     (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

     (4) the amount of such distribution under the Escrow Agreement allocable to interest;

     (5) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

     (6)  the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     With respect to the Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the Statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates. (Section 4.03(a);
Section 2.03 of the Escrow Agreement)

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03(b)) With respect to Certificates registered in the name of DTC's nominee, such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to owners of beneficial interests in the Certificates ("Certificate Owners") in the manner described above. (Section 4.03(b))

     With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     A list of Indenture Defaults can be found under "Description of Equipment Notes--Indenture Defaults; Notice and Waiver." An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases (unless, in the

                                       45.

case of a Lease, otherwise agreed between an Owner Participant and America
West). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

  Right to Cure

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

  Resignation of Trustee In the Event of a Conflict of Interest

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the initial Trustee under each Trust.

  Consequence of Continuing Indenture Default

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may direct the Loan Trustee thereunder to accelerate the Equipment Notes issued thereunder and thereafter direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes and Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the holders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, the Class C Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against America West, any Liquidity Provider, the Policy Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate (as defined in each Indenture) held in such Trust following an Indenture Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture relating to a Leased Aircraft, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust

                                       46.

and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the. distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

  Notice to Certificateholders of Default

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

  Trustee Entitled to Security or Indemnity

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

  Rights of Certificateholders

     Subject to certain qualifications set forth in the Pass Through Trust Agreements and in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except certain defaults.

     Defaults That May Not Be Waived

     (1) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof;
                                       47.

     (2) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes; and

     (3) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05)

     Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class, Certificateholders of a junior class will have the right to purchase Certificates ranking in senior priority. Consequently, the Class C Certificateholders will have the right, within 180 days thereafter, to purchase all, but not less than all, of the Class G Certificates and whether or not such right is exercised, the Policy Provider shall thereafter have the right to purchase all, but not less than all, of the Class G Certificates. Additionally, if the Class D Certificates are issued, the Class D Certificateholders will have the right to purchase all, but not less than all, of the Class G Certificates and the Class C Certificates at such times as the Class C Certificateholders have the right to purchase Class G Certificates. In each such case, the purchase price of Certificates will equal the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A "PTC Event of Default" is defined under each Pass Through Trust Agreement as the failure to pay within ten Business Days of the due date thereof either the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or the interest due on such Class of Certificates on any Distribution Date (unless, in the case of the Class G or C Certificates, the Subordination Agent shall have made Interest Drawings, or a withdrawal from the Cash Collateral Account for such Class of Certificates, or a drawing under the Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     America West is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless it meets all the requirements noted below.

                                       48.

     Requirements for Consolidation, Merger or Transfer of Assets

     (1) The surviving successor or transferee corporation shall be a "citizen of the United States" as defined in Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code").

     (2) The surviving successor or transferee corporation shall be a United States certificated air carrier.

     (3) The surviving successor or transferee corporation shall expressly assume all of the obligations of America West contained in the Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases.

     (4) America West shall have delivered a certificate indicating that such transaction complies with such conditions (Section 5.02).

     (5) Additionally, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Event of Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Leases, Section 13.2; Owned Aircraft Indenture, Section 4.07)

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases do not and will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of America West.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G Trust, the Policy and the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust for certain reasons set forth below.

     Basis for Amendments or Supplements to Pass Through Trust Agreements

     (1) To evidence the succession of another corporation to America West and the assumption by such corporation of America West's covenants contained in such Pass Through Trust Agreement, and its obligations under the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility or the Policy Provider Agreement.

     (2) To add to the covenants of America West for the benefit of holders of such Certificates or to surrender any right or power conferred upon America West in such Pass Through Trust Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement.

     (3) To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as applicable, or to cure any ambiguity, correct any mistake or to modify any other provisions with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility, the Policy or the Policy Provider

                                       49.

          Agreement, provided such action shall not materially adversely affect the interests of the holders of such Certificates.

     (4) To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer.

     (5) To modify, eliminate or add to the provision of such Pass Through Trust Agreement to the extent necessary to continue qualification thereof under the Trust Indenture Act and to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

     (6) To provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee.

     (7) To provide certain information required under such Pass Through Trust Agreement as to the Trustee.

     (8) To modify or eliminate provisions relating to the transfer or exchange of New Certificates or the Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement.

Any such amendment or supplement listed above may be made only if it does not adversely affect the status of the Trust as a grantor trust under Subpart E,
Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of amendments or supplements for the purposes of adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement, any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G Trust, the Policy and the Policy Provider Agreement, or of modifying the rights and obligations of the Certificateholders, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby, have any of the effects set forth below.

     Amendments or Supplements That Require Consent of the Affected Holder

     (1) Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Certificateholders) of payments with respect to the Deposits, the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

     (2) Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

     (3) Alter the priority of distributions specified in the Intercreditor Agreement in a manner adverse to the Certificateholders.

                                       50.

     (4) Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     (5) Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

     (6) Adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

  Actions by Trustee Upon Receipt of Consent to Amend or Supplement any
Agreement

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. Such notice shall request direction from the Certificateholders regarding certain matters, as set forth below.

     Information Requested by Trustee from Certificateholders

     (1) Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take.

     (2) Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

     (3)  How to vote (or direct the Subordination Agent to vote) any Equipment
          Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), the Trustee shall act as follows: (1) if the Trustee is acting in a capacity other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and (2) if the Trustee is acting in its capacity as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any

                                       51.

Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees are obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, America West agrees to finance each Aircraft in the manner provided therein and in connection therewith will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft. In addition, America West may, subject to certain conditions, elect to convert a secured debt financing to a leveraged lease financing by entering into a sale-leaseback transaction. Such conditions in the Note Purchase Agreement include the receipt by the related Owned Aircraft Trustee of a legal opinion to the effect that no holder of the Certificates will recognize income, gain or loss for U.S. federal income tax purposes in connection with the assumption by an Owner Trust of America West's obligations under the Equipment Notes pursuant to such sale-leaseback (or, if such opinion cannot be given, America West will provide indemnification in favor of the holders of the Certificates in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee). See "Certain U.S. Federal Income Tax Consequences--Taxation of Certificateholders Generally." In addition, the Note Purchase Agreement will provide for the relevant parties to enter into, with respect to each leased aircraft (a "Leased Aircraft"), a participation agreement, a Lease and an indenture (a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft. The Note Purchase Agreement also will provide for the relevant parties to enter into, with respect to each owned aircraft (an "Owned Aircraft"), a participation agreement (any such participation agreement, whether for a Leased Aircraft or an Owned Aircraft, being herein referred to as a "Participation Agreement") and an indenture (an "Owned Aircraft Indenture" and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft. The description of such agreements in this Prospectus is based on the forms of such agreements contemplated by the Note Purchase Agreement. The terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Owner Participant; Series D Certificateholders; Revisions to Agreements".

     Under the Note Purchase Agreement, the terms of such agreements are required (a) except in the case of a Special Structure, to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. In addition, America West is obligated to certify to the Trustees that any such modifications
(a) do not materially and adversely affect the Certificateholders or the Policy Provider and (b) in the case of any Special Structure, do not expose the Certificateholders, the Liquidity Provider or the Policy Provider to any material additional risks beyond those to which such persons would have been exposed absent such Special Structure. The Policy Provider must approve such Special Structure. America West also must obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date. The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, require, among other things, compliance with the items noted below.

     Requirements of the Mandatory Economic Terms
     ---------------------------------------------------------

     (1) The maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not to exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Description of the Aircraft and the Appraisals--The Appraisals" under the column "Maximum Principal Amount of Equipment Notes."

                                       52.

     (2) The average life of the Equipment Notes related to each Aircraft not to be less than 10.5 years nor more than 13.0 years in the case of the Series G Equipment Notes and not to be less than 2.0 years nor more than 3.5 years in the case of the Series C Equipment Notes, in each case from the Issuance Date.

     (3) As of the first Regular Distribution Date following the delivery of the last Aircraft to be delivered, the average life not to be more than 11.5 years in the case of Class G Certificates and 3.0 years in the case of Class C Certificates, in each case from the Issuance Date.

     (4) The loan to aircraft value ratio with respect to each Aircraft at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter not to exceed 57.0% in the case of the Series G Equipment Notes and 62.0% in the case of the Series C Equipment Notes, in each case computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Description of the Aircraft and the Appraisals--The Appraisals" under the column "Appraised Value" (the "Assumed Appraised Value") and the Depreciation Assumption defined under "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes".

     (5) The final maturity date of the Series G Equipment Notes not to extend beyond January 2, 2019 and the Series C Equipment Notes not to extend beyond January 2, 2006.

     (6) At the Delivery Period Termination Date, the aggregate principal amount of all Series G Equipment Notes to be equal to the aggregate face amount of the Class G Certificates and the aggregate principal amount of all Series C Equipment Notes not to exceed, but may be less than the original aggregate face amount of the Class C Certificates (it being understood that the Pool Balance of the Class C Certificates at such date shall be reduced to the extent it exceeds the aggregate principal amount of all Series C Equipment Notes).

     (7) The interest rate applicable to each Series of Equipment Notes to be equal to the rate applicable to the Certificates issued by the corresponding Trust.

     (8) The payment dates for the Equipment Notes and basic rent under the Leases to be January 2 and July 2.

     (9) Basic rent, stipulated loss values, early buy-out amount and termination values under the Leases to be sufficient to pay amounts due with respect to the related Equipment Notes.

     (10) The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft to be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance.

     (11) The following to be provided as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements"):

        (a)  The past due rate in the Indentures and the Leases.

        (b)  The Make-Whole Premium payable under the Indentures.

        (c) The provisions relating to the redemption and purchase of Equipment Notes in the Indentures.

        (d)  The minimum liability insurance amount on Aircraft in the Leases.

        (e) The interest rate payable with respect to stipulated loss value in the Leases.

        (f) The indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, the Policy Provider, Trustees and Escrow Agents with respect to certain taxes and expenses.

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement.

                                       53.

     Prohibited Modifications Under the Mandatory Document Terms
     --------------------------------------------------------------------------

     (1) In the case of the Indentures, the following modifications are prohibited:

        (a) To the Granting Clause of the Indentures so as to deprive the registered holders of the Equipment Notes (in such capacity, the "Note Holders") of a security interest in the Aircraft, certain of America West's rights under its purchase agreement with the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate any of the "Secured Obligations" as defined therein.

        (b) To certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances).

        (c) To certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances.

        (d) To certain provisions relating to any replaced airframe or engines with respect to an Aircraft.

        (e)  To the provision that New York law will govern the Indentures.

     (2) In the case of the Leases, modifications are prohibited to certain obligations of America West, including:

        (a) To pay basic rent, stipulated loss value, early buy-out amount and termination value to the Leased Aircraft Trustee.

        (b) To record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft.

        (c)  To furnish certain opinions with respect to a replacement airframe.

        (d) To consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

     (3) In the case of the Participation Agreements, the following modifications are prohibited:

        (a) To certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration.

        (b) To the provisions restricting the Note Holder's ability to transfer such Equipment Notes.

        (c) To certain provisions so as to deprive the Note Holders of a first priority security interest in the Aircraft.

        (d)  To certain provisions requiring the delivery of legal opinions.

        (e) To the provision that New York law will govern the Participation Agreements.

     In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee in the definition of "Make-Whole Premium." Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the

                                       54.

Subordination Agent, the Liquidity Provider, the Policy Provider, the Loan Trustee or the Certificateholders.

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

     America West may elect to issue Series D Equipment Notes, which will be funded from sources other than this offering (the "Offering"). America West may elect to fund the sale of the Series D Equipment Notes through the sale of Class D Certificates. America West will not issue any Series D Equipment Notes at any time prior to the consummation of this Offering. The Note Purchase Agreement provides that America West's ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates (without regard to the Policy). If the Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement".

LIQUIDATION OF ORIGINAL TRUSTS

     On the earlier of (i) the first Business Day after May 30, 2000 or, if later, the fifth Business Day after the Delivery Period Termination Date and
(ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Trusts established at the time of the original issuance of the Certificates (the "Original Trusts") will transfer and assign all of its assets and rights to a newly-created successor trust (each, a "Successor Trust"). The Successor Trusts will have substantially identical terms as the Original Trusts except that the Successor Trusts will not have the right to purchase new Equipment Notes and Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"), and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer and assignment. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for United States federal income tax purposes. The Successor Trust will, in the opinion of tax counsel, be treated as grantor trusts. See "Certain U.S. Federal Income Tax Consequences".

TERMINATION OF THE TRUSTS

     The obligations of America West and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company.

                                       55.

     With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Intercreditor Agreement, the Equipment Notes, the Deposit Agreements, the Escrow Agreements, the Indentures, the Participation Agreements, the Leases or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees reasonable security and indemnity. (Section 7.03 (e)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with America West, with any Owner Trustee or with any Loan Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

     Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event America West will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, America West may remove such Trustee, or the Policy Provider or any holder of the Certificates of such Trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     Each Pass Through Trust Agreement provides that America West will pay or cause to be paid the applicable Trustee's fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by one or more permanent global Certificates, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name DTC or its nominee.

     The Depository Trust Company

     DTC has advised America West as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

     Neither America West nor the Trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                                       56.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by within 90 days, the Trusts will issue certificates in definitive, fully registered form in exchange for the Global Certificates.

     Ownership of Global Certificates

     Ownership of beneficial interests in Global Certificates is limited to persons who have accounts with DTC ("DTC Participants") or persons who hold interests through DTC Participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, the Euroclear System or Cedel Bank Societe Anonyme.

     Payments of Principal and Interest on the Global Certificates

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither America West, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     America West expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interest in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. America West also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

                                       57.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes certain terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. Upon request, copies of such agreements will be furnished to any prospective investor in the Certificates. Requests for such agreements should be addressed to the Trustees.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust has entered into a separate Deposit Agreement with the Depositary pursuant to which the Depositary has established separate accounts into which the proceeds of the Offering attributable to Certificates of such Trust were deposited (each, a "Deposit") on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust (each, a "Deposit Agreement"), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

     The interest rates payable on the Deposits are subject to change under certain circumstances described in "Exchange Offer; Registration Rights". Upon each delivery of an Aircraft during the Delivery Period, the Trustees for the Class G Trust and the Class C Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates--Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly or recently manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the manufacturer's right to postpone deliveries under its agreement with America West. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

     In addition, if any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the Certificateholders of such Trust after at least 15 days' prior written notice. In addition, such distribution will include a premium payable by America West equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to each Trust, except that with respect to the Class C Trust, the Deposit Make-Whole Premium in respect of the remaining Deposits applicable to such Trust will be payable only to the extent such remaining Deposits exceed $4 million (the "Par Redemption Amount"). The Policy does not cover the Deposit Make-Whole

                                       58.

Premium. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in each such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other Certificates. In addition, notwithstanding the Par Redemption Amount limitation, if any Aircraft is not delivered by the manufacturer on or prior to the Delivery Period Termination Date due to any reason not occasioned by America West's fault or negligence and no Substitute Aircraft is provided in lieu of such Aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount (the "Non-Premium Amount") equal to the maximum principal amount of Equipment Notes that could have been issued and acquired by such Trust with respect to such Aircraft in accordance with the Mandatory Economic Terms and such unused Deposits shall not be included in the calculation of the Par Redemption Amount.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount, if any, determined pursuant to the following formula (any negative amount being deemed equal to zero):

     Formula for Deposit Make-Whole Premium

     (1)  The present value of the excess of

        (a) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus any Non-Premium Amount applicable to such Class of Certificates and, in the case of Class C Certificates only, the Par Redemption Amount, were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule, over

        (b) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 197 basis points in the case of the Class G Certificates and 275 basis points in the case of the Class C Certificates, over

     (2) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus any Non-Premium Amount applicable to such Class of Certificates and, in the case of Class C Certificates only, of the Par Redemption Amount, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 20 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     ABN AMRO Bank N.V., acting through its Chicago branch, will act as Depositary (the "Depositary").

                                       59.

     ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1998, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $505 billion (based on the exchange rate at December 31, 1998 of U.S. $1.00 to NLG 1.886). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.

     ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa2 from Moody's Investors Service, Inc. ("Moody's") and AA from Standard & Poor's Ratings Service ("S&P" or "Standard & Poor's" and together with Moody's, the "Rating Agencies") and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from S&P.

     ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.

     The Depositary has not been involved in the preparation of, and does not accept responsibility for, this Prospectus.

REPLACEMENT OF DEPOSITARY

     If the Depositary's long-term unsecured debt rating falls below BBB+ from Standard & Poor's or Baa1 from Moody's then the Company must, within 45 days of such event occurring, replace the Depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1 from Standard & Poor's and P-1 from Moody's and a long-term unsecured debt rating of at least A from Standard & Poor's and A2 from Moody's.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes certain terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. Upon request, copies of such agreements will be furnished to any prospective investor in the Certificates. Requests for such agreements should be addressed to the Trustees.

     Each Escrow Agent, each Paying Agent, each Trustee and the Initial Purchasers have entered into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the escrow receipts ("Escrow Receipts") affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the initial sale of the Old Certificates of each Trust have been deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust has been given irrevocable instructions (i) to permit the Trustee of such Trust to cause funds to be drawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the Old Certificates as described above, the Escrow Agent will issue one or more Escrow Receipts which will be

                                       60.

affixed by the relevant Trustee to each Old Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                                       61.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Upon request, copies of such agreements will be furnished to any prospective investor in the Certificates. Requests for such agreements should be addressed to the Trustees.

GENERAL

     The Liquidity Provider has entered into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to the Certificates of each of the Trusts. Under the Liquidity Facility with respect to any Trust, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") in an amount (the "Required Amount") sufficient to pay interest on the Certificates of such Trust on up to three successive semi-annual Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus (plus an additional margin specified by the Registration Rights Agreement, if applicable) for such Certificates (the "Stated Interest Rates"), except that the Liquidity Facility with respect to each Trust will not cover interest payable by the Depository on the Deposits relating to such Trust.

     The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the Class G Trust, funds from the Policy). Although Morgan Stanley Capital Services, Inc. ("MSCS") is the initial Liquidity Provider for each of the Trusts, MSCS may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ. The obligations of MSCS to make advances under the initial Liquidity Facilities are fully and unconditionally guaranteed by Morgan Stanley Dean Witter & Co. ("MSDW").

DRAWINGS

     The initial amount available under the Liquidity Facilities for the Class G Trust and the Class C Trust at July 2, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to July 2, 2000 is paid, will be $27,153,979 and $2,187,035, respectively.

     Except as otherwise provided below, the, Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in an amount sufficient to pay interest then due and payable on the Certificates of such Trust at the respective interest rates shown on the cover page of this Prospectus plus an additional margin specified by the Registration Rights Agreement for such Certificates (the "Stated Interest Rates") for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time (the "Maximum Available Commitment").

     The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of
                                       62.

the Stated Interest Rate for such Trust or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

     "Required Amount" means, for any day and with respect to either Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for the Certificates of such Trust on such day and without regard to expected future payments of principal on such Certificates. (Liquidity Facilities, Section 1.1) The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by the amount (if positive) by which (a) the then outstanding principal balance of each Series G Equipment Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Note. In addition, the Liquidity Facility with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust.

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving America West under Title 11 of the United States Code (the "Bankruptcy Code"), the following items will not be taken into consideration:

      (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), unless during the Section 1110 Period the trustee in such proceeding or America West refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Indenture related to such Equipment Note (in the case of an Owned Aircraft); and

     (ii) any payment default occurring after the date of the order of relief in such proceeding, if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

     Each payment by the, Liquidity Provider under each Liquidity Facility reduces pro tanto the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described.

     With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time after (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement
Section 3.6(j))

                                       63.

  Possible Replacement of the Liquidity Facility

     If at any time (i) the short-term unsecured debt rating of any Liquidity Provider for any Trust or, if applicable, of any guarantor of the obligations of such Liquidity Provider, then issued by either Rating Agency is lower than the Threshold Rating or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities ceases to be in full force and effect or becomes invalid or unenforceable or such guarantor denies its liability thereunder, the Liquidity Facility provided by such Liquidity Provider for the related Class of Certificates may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced within ten days after notice of the downgrading or any event relating to such guarantee or guarantor described in clause (ii) above occurs and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder (the "Downgrade Drawing") and will hold the proceeds thereof in a cash collateral account (the "Cash Collateral Account") for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

  Definitions of Replacement Facility and Threshold Rating

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before the downgrading of such ratings, if any, as result of (i) the downgrading of the Liquidity Provider or, if applicable, any guarantor of its obligations or (ii) any guarantee of such Liquidity Provider's obligations ceasing to be in full force and effect or becoming invalid or unenforceable or such guarantor denying its liability thereunder, but, in each case, without regard to the Policy) and in the case of the Class G Liquidity Facility only, be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a Person having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's for either Liquidity Facility.

  Expiration of Liquidity Provider's Obligations

     The Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of the following:

     (1) 364 days after the initial issuance date of the Certificates (the "Issuance Date").

     (2) The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

     (3) The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     (4) The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

     (5) The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

                                       64.

     Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods.

  Replacement of any Liquidity Facility

     The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust (other than a Liquidity Facility which expires no earlier than 15 days later than the Final Legal Distribution Date for the related Class) in the event that such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to the then Maximum Available Commitment thereunder (the "Non-Extension Drawing") and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b))

     America West may, at its option (with or without cause), arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that America West may not replace the initial Liquidity Provider prior to the fifth anniversary of the Issuance Date except in certain limited circumstances. In addition, if any Liquidity Provider shall determine not to extend its Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

  Final Drawing Upon Termination of any Liquidity Facility

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in "--Liquidity Events of Default"), the Subordination Agent will request a final drawing (the "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement,
Section 3.6(i))

  Mechanics of Drawings

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facility, Section 2.2(f))

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the

                                       65.

applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 2.0% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 2.0% per annum, provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

  Definitions of LIBOR and Base Rate

     "LIBOR" means, with respect to any interest period, the rate per annum appearing on Page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page applicable to deposits in dollars in the London interbank market) at approximately 11:00 a.m. (London time) two Business Days before the first day of such interest period, at the rate for dollar deposits with a maturity comparable to such interest period. In the event that such rate is not available at such time for any reason, then LIBOR with respect to any interest period shall be the average rate per annum (rounded upwards if necessary to the next 1/16 of 1%) at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period of time comparable to such interest period.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be determined by the calculation set forth below:

     Calculation of Base Rate

     (1) The weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus

     (2)  One-quarter of one percent ( 1/4 of 1%).

  Downgrade Drawing of Non-Extension Drawing

     The amount drawn under the Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as set forth below

     Treatment of Amount Drawn Under a Liquidity Facility

     (1) Such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Required Amount.

     (2) Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

     (3)  The balance of such amount will be invested in Eligible Investments.

     The Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest with respect to the period from the date of borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the notice of such Downgrade Drawing or Non-Extension Drawing, at the Base Rate plus 0.35% per annum, and thereafter at LIBOR for the applicable Interest Period plus 0.35% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06)

                                       66.

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes (provided, that during the Delivery Period the aggregate principal amount thereof exceeds $100 million) and (ii) certain bankruptcy or similar events involving America West. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice") the effect of which will be as follows:

     Effect of Notice of Termination Due to Liquidity Event of Default

     (1) Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

     (2) The Subordination Agent will promptly request, and the Liquidity Provider to make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

     (3) Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

     (4) All amounts owing to such Liquidity Provider will automatically become accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial liquidity provider for the Class G Trust and the Class C Trust is MSCS (including any replacement therefor, the "Liquidity Provider"). MSCS, a subsidiary of MSDW, commenced operations in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

     MSDW, the guarantor of MSCS's obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the Commission pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the Commission, or electronically accessed through the Internet, as described in this Prospectus under "Available Information and Reports to Certificateholders."

     The description of MSCS and MSDW above has been provided by MSCS and MSDW. Neither MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this Prospectus. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, was an Initial Purchaser of the Certificates.

                                       67.

                         DESCRIPTION OF THE POLICY AND
                         THE POLICY PROVIDER AGREEMENT

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. Upon request, copies of the Policy will be furnished to any prospective investor in the Class G Certificates. Requests for such document should be addressed to the Class G Trustee.

THE POLICY

     The Policy Provider has issued its certificate guarantee insurance policy (the "Policy") in favor of the Subordination Agent for the benefit of the Class G Trustee and holders of the Class G Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under the following five circumstances:

  Interest Drawings

     If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and any withdrawal of funds from the Class G Cash Collateral Account in respect of such interest, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Class G Certificates at the Stated Interest Rate for Class G-Certificates ("Accrued Class G Interest"), the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest.

  Proceeds Deficiency Drawing

     If on any Special Distribution Date (other than an Election Distribution
Date) established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds of any Series G Equipment Note or the related Trust Indenture Estate or Collateral, as the case may be, after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and any withdrawal of funds in the Class G Cash Collateral Account in respect of such interest, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Equipment Note (determined immediately prior to the receipt of such proceeds) plus interest on the amount of such reduction accrued at the Stated Interest Rate for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued interest.

  No Proceeds Drawing

     On the first Business Day (which shall be a Special Distribution Date) that is 24 months after the last date on which any payment was made on any Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the Subordination Agent has not received a Special Payment constituting proceeds from the disposition of that Equipment Note or the related Trust Indenture Estate or Collateral, as the case may be, the Subordination Agent is to request a policy drawing under the Policy in an amount equal to the then outstanding principal amount of such Equipment Note plus accrued interest thereon at the Stated Interest Rate for the Class G

                                       68.

Certificates from the immediately preceding Regular Distribution Date to that Special Distribution Date. The Subordination Agent is to give prompt notice to each Trustee, the Liquidity Provider and the Policy Provider setting forth the non-receipt of any such Special Payment and, establishing such Business Day as such Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of such amount of principal and accrued interest for such policy drawing, the Subordination Agent will have no right to make any further policy drawing in respect of any subsequent sale or other disposition of such Equipment Note.

     Notwithstanding the foregoing, the Policy Provider has the right at the end of any such 24-month period, so long as no Policy Provider Default shall have occurred and be continuing, to elect (the "Policy Provider Election") instead
(a) to pay on such Special Distribution Date an amount equal to any shortfall in the scheduled principal and interest that came due on such Equipment Note (without regard to the acceleration thereof) during such 24-month period (after giving effect to the application of funds received from the Class G Liquidity Facility, the Class G Cash Collateral Account and any Policy Drawings, in each case, attributable to such interest), (b) thereafter, on each Regular Distribution Date until the establishment of an Election Distribution Date, to permit drawings under the Policy for an amount equal to the scheduled principal and interest that were to become due on such Equipment Note on the related payment date (without regard to any acceleration thereof) and (c) (i) on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to request the Subordination Agent, or (ii) following either the occurrence and continuation of a Policy Provider Default or the sale or other disposition of such Equipment Note or its underlying collateral, on any Business Day (which shall be a Special Distribution Date) specified by the Subordination Agent upon 20 days' notice (each such Business Day in the case of clauses (i) and (ii), an "Election Distribution Date"), the Subordination Agent shall be required, in each case, to make a policy drawing for an amount equal to the then outstanding principal balance of such Equipment Note and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date (after giving effect to the application of funds, if any, received from the Class G Liquidity Facility and the Class G Cash Collateral Account attributable to such interest) less any policy drawings previously paid by the Policy Provider in respect of principal on such Equipment Note, without derogation of the Policy Provider's continuing obligations for all previous Policy Drawings that remain unpaid in respect of such Equipment Note. The Intercreditor Agreement instructs the Subordination Agent to make each such drawing under the Policy.

     In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of such 24-month period, amend (to the extent not previously amended) the Policy to provide for the payment to the Liquidity Provider of interest accruing on the outstanding drawings under the Class G and Class C Liquidity Facilities from and after the end of such 24-month period as and when such interest becomes due in accordance with such Liquidity Facilities.

  Final Policy Drawing

     If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any drawing paid under the Class G Liquidity Facility in respect of interest included in the Final Distributions and any withdrawal of funds in the Class G Cash Collateral Account in respect of interest included in the Final Distributions, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distributions (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates, the Subordination Agent is to request a policy, drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distributions (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates.

                                       69.

  Avoidance Drawing

     If at any time the Subordination Agent has actual knowledge of the issuance of any Order, the Subordination Agent is to give prompt notice to each Trustee, each Liquidity Provider and the Policy Provider of such Order and prior to the expiration of the Policy, to request a policy drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order. To the extent that any portion of such Preference Amount is to be paid to the Subordination Agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy), the Subordination Agent shall establish as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such policy drawing. With respect to that Special Distribution Date, the Subordination Agent is to request a policy drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order.

GENERAL

     All requests by the Subordination Agent for a policy drawing are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any policy drawing are to be deposited by the Subordination Agent in the Policy Account and from there paid to the Class G Trustee for distribution to the holders of the Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, debtor-in-possession or trustee to the extent such amounts have not been paid by the Certificateholders. If any request for a policy drawing is rejected as not meeting the requirements of the Policy, the Subordination Agent is to resubmit such request so as to meet such requirements.

     The Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under the Policy no later than 4:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Policy Business Day (if the request is received after that time).

     The Policy Provider will be subrogated to all of the rights of the holders of the Series G Equipment Notes to the extent provided in the Intercreditor Agreement and will not be subrogated to the Class G Certificates. Once any payment under the Policy is paid to the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments. THE POLICY PROVIDER SHALL NOT BE REQUIRED TO MAKE ANY PAYMENT EXCEPT AT THE TIMES AND IN THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICY.

     The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G Certificate, nor (iii) any failure of the Subordination Agent or the Class G Trustee to make any payment due to the holders of the Class G Certificates from funds received.

     The Policy Provider's obligation under the Policy will be discharged to the extent that funds are received by the Subordination. Agent for distribution to the Class G Trustee and the holders of Class G Certificates, whether or not the funds are properly distributed by the Subordination Agent or the Class G Trustee.

     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the earlier of
(i) July 3, 2021 and (ii) the date that is one year

                                       70.

and one day following the date on which the Pool Balance of the Class G Certificates and all interest at the Stated Interest Rate for the Class G Certificates has been paid in full, unless a request for a policy drawing has been made prior thereto, in which case upon payment by the Policy Provider of amounts due under the policy pursuant to such request. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

     The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

DEFINITIONS

     "Order" means the order referred to in the definition of the term "Preference Amount."

     "Policy Business Day," for the purposes of this "Description of the Policy and the Policy Provider Agreement," means any day that is not a Saturday, a Sunday or other day on which banking institutions in New York City or in the city in which the Corporate Trust Office of the Subordination Agent or the office of the Policy Provider is located are authorized or obligated by law or executive order to close.

     "Preference Amount" means any payment of principal or interest at the Stated Interest Rate on the Series G Equipment Notes made to the Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of or interest at the Stated Interest Rate on the Class G Certificates or any payment of the proceeds of any drawing under the Class G Liquidity Facility made to a holder which has become recoverable or been recovered from the Trustee, the Subordination Agent or the holders of the Class G Certificates (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or requested to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction.

THE POLICY PROVIDER AGREEMENT

     The Subordination Agent, the Company and the Policy Provider have entered into an insurance and indemnity agreement (the "Policy Provider Agreement") pursuant to which the Company agreed to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy. Pursuant to the Policy Provider Agreement, America West agrees to pay the Policy Provider a premium for the Policy based on the Pool Balance of the Class G Certificates and a fee in connection with any prepayment of the Certificates (including by reason of an acceleration of the underlying Equipment Notes, but excluding a prepayment associated with an event of loss of an Aircraft) and to reimburse the Policy Provider for certain expenses.

                                       71.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider, the Policy Provider and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement. Upon request, copies of the Intercreditor Agreement will be furnished to any prospective investor in the Certificates. Requests for such agreement should be addressed to the Trustees.

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees, the Policy Provider and the Liquidity Provider agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, subject to certain limitations, by the Controlling Party, including acceleration of such Equipment Notes and foreclosing the lien on the Aircraft securing such Equipment Notes, in each case, in accordance with their terms. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" and below at "--Voting of Equipment Notes" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees under certain circumstances.

     The Controlling Party will be:

     - The Policy Provider until payment of final distributions to the holders of the Class G Certificates and no obligations owing to the Policy Provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G Trustee.

     - Upon payment of final distributions to the holders of the Class G Certificates and if either no obligations owing to the Policy Provider remain outstanding or a Policy Provider Default has occurred and is continuing, the Class C Trustee.

     Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of certain events set forth below, the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture.

     Time at Which Liquidity Provider May Elect to Become Controlling Party

     (1) The date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed.

     (2) The date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed.

     (3) The date on which all Equipment Notes shall have been accelerated (provided, that prior to the Delivery Period Termination Date the aggregate outstanding principal amount thereof exceeds $100 million).

     Notwithstanding the foregoing, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case such Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or if it does not so elect or if no such

                                       72.

Liquidity Obligations remain outstanding, the Class G Trustee, shall become the Controlling Party) and either of the following occur:

     (1) The Policy Provider amends the Policy to cover payments of all drawings and interest theron owing to the Liquidity Provider under the Class G and Class C Liquidity Facilities (determined without regard to the availability of funds for the payment thereof by the Subordination Agent) and certain other conditions are met, including the Rating Agencies confirming that they will not withdraw, suspend or downgrade their ratings on any class of Certificates; or

     (2) The Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider (as so determined) under the Class G and Class C Liquidity Facilities including all interest accrued thereon to such date.

For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall (subject to the limitations specified therein) exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement,
Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies" and to exercise certain other voting rights, see below at "--Voting of Equipment Notes".

     "Policy Provider Default" shall mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for 2 business days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, shall be calculated under the following formula:

     Calculation of Distributions

     (1) The aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable on the Deposits relating to such Trust), plus

     (2) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).

For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied as the payment of interest on the Certificates of such Trust on the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

                                       73.

  Sale of Equipment Notes or Aircraft

     Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party may direct the acceleration of the Equipment Notes issued thereunder, and, subject to the provisions of the immediately following sentence, may direct the Subordination Agent to sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (i) the acceleration of the Equipment Notes under any Indenture and (ii) the bankruptcy or insolvency of America West, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and
(b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by America West under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by America West under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1(a))

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to an Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     Priority of Distributions

     (1) To pay all accrued and unpaid Liquidity Expenses to the Liquidity Provider and all accrued and unpaid Policy Expenses to the Policy Provider.

     (2) To pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) to the Liquidity Provider and interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) to the Policy Provider, pro rata.

     (3) To pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (1) and (2) above and as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and/or, if applicable, to replenish each Cash Collateral Account up to the applicable Required Amount.

     (4) To pay Expected Distributions on the Class G Certificates to the holders of Class G Certificates.

     (5) To pay or reimburse the Policy Provider for any Policy Provider Obligations (other than amounts payable pursuant to clauses (1) and (2) above and any Excess Reimbursement Obligations).

     (6) To pay Expected Distributions on the Class C Certificates to the holders of Class C Certificates.

     (7)  To pay any Excess Reimbursement Obligations to the Policy Provider.

                                       74.

     (8) If Class D Certificates have been issued, to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates to the holders of Class D Certificates.

     (9) To pay certain fees and expenses of the Subordination Agent and the Trustees.

(Intercreditor Agreement, Sections 2.4 and 3.2)

     "Liquidity Expenses" means all amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements other than any interest accrued thereon or the amount of any drawing under a Liquidity Facility.

     "Policy Expenses" means all amounts (including amounts in respect of expenses or indemnities) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than the amount of any Policy Drawing and any interest accrued on any Policy Provider Obligation.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement but shall not include any interest on Policy Drawings except, if the Class G Liquidity Provider has failed to honor any Interest Drawing, interest on any Policy Drawing made to cover the shortfall attributable to such failure by the Class G Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings. For the avoidance of doubt, Policy Provider Obligations include reimbursement of, and interest on, the Liquidity Obligations in respect of the Class G and Class C Liquidity Facilities paid by the Policy Provider to the Liquidity Provider.

     "Policy Drawing" means any payment of a claim under the Policy.

     "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Class G and Class C Liquidity Facilities paid by the Policy Provider to the Liquidity Provider from and after the end of the 24-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing".

  Definitions of Expected Distributions and Adjusted Expected Distributions

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and
(ii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first

                                       75.

Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (x) of the definition of Expected Distributions shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to the Deposits related to such Trust."

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

      (1) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, the Liquidity Provider, the Policy Provider or any Trustee or to reimburse any Certificateholder, the Liquidity Provider or the Policy Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Collateral or any Trust Indenture Estate (the "Administration Expenses");

      (2) to the Liquidity Provider to pay the Liquidity Expenses and to the Policy Provider to pay the Policy Expenses;

      (3) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and to the Policy Provider to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof), pro rata;

      (4) to the Liquidity Provider, to pay the outstanding amount of all remaining Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and/or, if applicable, with respect to any particular Liquidity Facility, unless (a) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (b) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (a) is applicable);

      (5) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

      (6) to pay Adjusted Expected Distributions on the Class G Certificates to the holders of Class G Certificates;

      (7) to the Policy Provider, to pay the Policy Provider Obligations (other than amounts payable pursuant to clauses (1), (2) and (3) above and any Excess Reimbursement Obligations);

      (8) to pay Adjusted Expected Distributions on the Class C Certificates to the holders of Class C Certificates;

      (9)  to pay any Excess Reimbursement Obligations to the Policy Provider;
           and

                                       76.

     (10) if Class D Certificates have been issued, to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates to the holders of Class D Certificates.

(Intercreditor Agreement, Section 3.3)

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the greater of:

(A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payment has been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust); and

(B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

  Other Definitions

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (b) the outstanding principal amount

                                       77.

of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class G Certificates 57.0% and for the Class C Certificates 62.0%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized aircraft appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust and drawings under the Policy will be distributed by the Class G Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the Lease, the Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request direction from the Trustee of the Trust which holds each series of such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that so long as the Final Distribution on the Class G Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Notes held in the Class G Trust and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall; without the consent of the Liquidity Provider and the Policy Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by America West under any Lease or reduce the amount of principal or interest payable by America West under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement. (Intercreditor Agreement, Section 9.1(c))

                                       78.

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. America West and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance or the appointment and assumption of its obligations by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                                       79.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of five Airbus A319-132 aircraft and five Airbus A320-232 aircraft (collectively, the "Aircraft"), all of which will be newly or recently delivered by the manufacturer at the time that the Equipment Notes relating thereto are issued. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Airbus A319-100 series aircraft is a medium range aircraft with a seating capacity of approximately 124 passengers. The engine type utilized on America West's A319-132 aircraft is expected to be International Aero Engines V2524-A5 engines.

     The Airbus A320-200 series aircraft is a medium range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on America West's A320-232 aircraft is expected to be International Aero Engines V2527-A5 engines.

THE APPRAISALS

     The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                                            MAXIMUM
                                           PRINCIPAL                             APPRAISED VALUE
            EXPECTED                       AMOUNT OF                 ---------------------------------------
AIRCRAFT  REGISTRATION   MANUFACTURER'S    EQUIPMENT     DELIVERY
  TYPE       NUMBER      SERIAL NUMBER     NOTES(1)      MONTH(2)      AVITAS      AVSOLUTIONS       MBA
--------  ------------   --------------   -----------   ----------   -----------   -----------   -----------
A319-132     N807AW           1064        $23,163,200    Aug. 1999   $35,200,000   $38,980,000   $37,900,000
A319-132     N808AW           1088         23,192,133   Sept. 1999    35,200,000    38,980,000    38,040,000
A319-132     N809AW           1111         23,299,600    Oct. 1999    35,300,000    39,250,000    38,190,000
A319-132     N810AW           1116         23,328,533    Nov. 1999    35,300,000    39,250,000    38,330,000
A319-132     N811AW           1178         23,626,133    Feb. 2000    36,000,000    39,560,000    38,760,000
A320-232     N654AW           1050         27,501,133    Aug. 1999    43,500,000    45,030,000    44,540,000
A320-232     N655AW           1075         27,538,333   Sept. 1999    43,500,000    45,030,000    44,720,000
A320-232     N656AW           1079         27,680,933    Oct. 1999    43,700,000    45,350,000    44,890,000
A320-232     N657AW           1083         27,680,933    Oct. 1999    43,700,000    45,350,000    44,890,000
A320-232     N658AW           1166         28,071,533    Feb. 2000    44,500,000    45,740,000    45,590,000

-------------------------
(1) The actual principal amount issued for an Aircraft may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

(2) Reflects the scheduled delivery month under America West's purchase agreement with AVSA. The actual delivery date for any Aircraft may be subject to change. See "--Deliveries of Aircraft".

     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AVITAS, AvSolutions and MBA. Each Appraiser was asked to provide its opinion as to the appraised value of each Aircraft projected as of the scheduled delivery month of each such Aircraft, and such opinions were furnished as of June 10, 1999, July 6, 1999 and July 13, 1999, respectively. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the

                                       80.

proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

     The Aircraft are scheduled for delivery under America West's purchase agreement with AVSA from August 1999 to February 2000. See the table under "--The Appraisals" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond AVSA's control or not occasioned by AVSA's fault or negligence.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on May 30, 2000, subject to extension, in the event that the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of America West and not occasioned by America West's fault or negligence, to the earlier of (i) the purchase by the trustees of Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) August 31, 2000.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery, America West has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and America West does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, under certain circumstances, a premium. See "Description of the Deposit Agreements--Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed more than 30 days after the month scheduled for delivery, America West may identify for delivery a Substitute Aircraft therefor meeting the following conditions:

     Conditions Required of a Substitute Aircraft

     (1) A Substitute Aircraft must be an Airbus A319-100 or A320-200 aircraft manufactured after the Issuance Date.

     (2) One or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

     (3) America West will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates (without regard to the Policy).

                                       81.

BRIDGE FINANCING

     America West may, pursuant to the Note Purchase Agreement, initially take delivery of an Aircraft using bridge financing. Such bridge financing would be utilized, for example, if America West has not finalized arrangements with an Owner Participant in connection with a leveraged lease financing. Such bridge financing would be paid, and any lien on the bridge financed Aircraft extinguished, within 90 days of delivery of such Aircraft and prior to the financing of such Aircraft pursuant to the Note Purchase Agreement.

CONVERSION OPTION

     America West may, pursuant to the Note Purchase Agreement, initially finance an Aircraft as an Owned Aircraft and, within four months of such financing, convert such Aircraft into a Leased Aircraft. Such conversion option would be utilized or example, if America West has not finalized arrangements with an Owner Participant in connection with a leveraged lease financing.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indentures, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, America West has the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. In addition, America West may, subject to certain conditions, elect to convert a secured debt financing to a leveraged lease financing by entering into a sale-leaseback transaction. The Note Purchase Agreement provides for the relevant parties to enter into either (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and an Indenture (among other documents) relating to the financing of such Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this Prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement. Requests for the Note Purchase Agreement, including the forms of such agreements annexed thereto, should be addressed to the Trustees.

     In the case of any leveraged lease financing of an Aircraft, America West will select an owner participant that will be the beneficial owner of such Aircraft (the "Owner Participant"). Such Owner Participant may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this Prospectus. In the case of the financing of an Aircraft where America West has elected to issue Series D Equipment Notes and to fund the sale of such Series D Equipment Notes through the sale of Class D Certificates, America West may select purchasers of Class D Certificates. Such Class D Certificate purchasers may request revisions to the Leased Aircraft documents, in the case of a Leased Aircraft, or to the forms of Participation Agreement and Owned Aircraft Indenture, in the case of an Owned Aircraft, that are, in either case, contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft or Owned Aircraft, as the case may be, may differ from the description of such agreements contained in this Prospectus. In addition, America West may structure a financing in ways other than contemplated by the Note Purchase Agreement, such as through a "cross border" lease or a synthetic lease (a "Special Structure"), which may require different terms in the financing agreements. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements are in all cases required to
(i) except in the case of a Special Structure, contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, America West is obligated (i) to certify to the Trustees that any such
                                       82.

modifications (a) do not materially and adversely affect the Certificateholders or the Policy Provider and (b) in the case of any Special Structure, do not expose the Certificateholder, the Liquidity Provider or the Policy Provider to any material additional risks beyond those to which such persons would have been exposed absent such Special Structure. The Policy Provider must approve any such Special Structure. America West must also obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates (without regard to the Policy). See "Description of the Certificates--Obligation to Purchase Equipment Notes."

GENERAL

     The Equipment Notes will be issued in two series with respect to each Aircraft (the "Series G Equipment Notes" and the "Series C Equipment Notes," and, collectively, the "Equipment Notes"). America West may elect to issue a third series of Equipment Notes with respect to an Aircraft (the "Series D Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates--Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between State Street Bank and Trust Company of Connecticut, N.A., as owner trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft (each, an "Owner Trustee"), and Wilmington Trust Company, as indenture trustee thereunder (each, a "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between America West and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased Aircraft Trustees, the "Loan Trustees").

     In the case of any Leased Aircraft, the related Owner Trustee will lease such Leased Aircraft to America West pursuant to a separate Lease between such Owner Trustee and America West. Under each Lease, America West will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments of principal and interest required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, America West. America West's rental obligations under each Lease and America West's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of America West.

     In certain circumstances described below in "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Renewal and Purchase Options," America West will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Equipment Notes on a full recourse basis, subject to certain conditions, which would reflect a financing contemplated by an Owned Aircraft Indenture. Such conditions include: (i) the delivery by America West of an assumption agreement giving effect to such assumption; and (ii) the receipt by the related Leased Aircraft Trustee of a legal opinion to the effect that no holder of the Certificates will be required to recognize gain or loss for U.S. federal income tax purposes in connection with such assumption (or, if such opinion cannot be given, America West will provide in the assumption agreement an indemnification in favor of the holders of the Certificates in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee). See "Certain U.S. Federal Income Tax Consequences--Taxation of Certificateholders Generally".

SUBORDINATION

     Series C Equipment Notes issued in respect of any Aircraft will be subordinated in right of payment to Series G Equipment Notes issued in respect of such Aircraft and, if America West elects to issue Series D Equipment Notes, they will be subordinated in right of payment to the Series G Equipment Notes and the Series C Equipment Notes issued with respect to such Aircraft. On each Equipment Note payment date, (i) payments of interest and principal due on Series G Equipment Notes issued in respect
                                       83.

of any Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft; and (ii) if America West elects to issue Series D Equipment Notes, payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus with respect to Certificates issued by such Trust (subject to change as provided in the Registration Rights Agreement) until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances described in "The Exchange Offer--General", the interest rates for the Equipment Notes will be increased (or following any such increase, decreased) to the extent described therein.

     Scheduled principal payments on the Equipment Notes will be made on January 2 and July 2 in certain years, commencing on or after January 2, 2000. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for any payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

  Event of Loss

     If an Event of Loss occurs with respect to any Aircraft and such Aircraft is not replaced by America West under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

  America West Optional Redemptions

     If America West exercises its right to terminate a Lease under Section 9 of any Lease because the related Aircraft has become obsolete or surplus to the Company's needs, the Equipment Notes relating to such Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2. 10 (b)) See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Lease Termination".

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed prior to maturity at any time at the option of America West, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of

                                       84.

redemption, plus, in the case of any series of Equipment Notes, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

     In addition, under certain Leases all of the Equipment Notes issued with respect to such Leases may be redeemed prior to maturity with a Make-Whole Premium on a Special Distribution Date in connection with America West's exercise of certain options or elections relating to the purchase of the Aircraft subject to such Leases under certain circumstances. See "The Leases and Certain Provisions of the Owned Aircraft Indentures--Renewal and Purchase Options".

     If, with respect to a Leased Aircraft, any of those certain events listed below occur, then, in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (1) below when a Lease Event of Default shall have occurred and been continuing for fewer than 180 days). (Leased Aircraft Indentures, Section 2.13)

     Events Triggering Right to Redemption

     (1) One or more Lease Events of Default shall have occurred and be continuing.

     (2) In the event of a bankruptcy proceeding involving America West, (a) during the Section 1110 Period, the trustee in such proceeding or America West does not agree to perform its obligations under the related Lease or (b) at any time after agreeing to perform such obligations, such trustee or America West ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end.

     (3) The Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease.

     America West as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

  Certain Definitions

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing selected by America West) equal to the excess, if any, determined under the following calculation:

     Calculation of Make-Whole Premium

     (1) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, minus

     (2) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per
                                       85.

annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means, the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(549)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained under the following calculation:

     Calculation of Remaining Weighted Average Life
----------------------------------------------------

     (1)  Divide the sum of each of the products obtained by multiplying

        (a) the amount of each then remaining scheduled payment of principal of such Equipment Note, by

        (b) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by

     (2)  the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by all of the following items:

     Security for Equipment Notes
-------------------------------

     (1) An assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder.

     (2) A mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of America West under such Lease.

     (3) An assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between America West and the related manufacturer.

     Prior to an Indenture Default, the Owner Participant in respect of any Leased Aircraft will have the right, to the exclusion of the related Loan Trustee, to approve as satisfactory counsel furnishing legal opinions, appraisers and accountants. Also, such Owner Participant will have the right, to the exclusion of the related Loan Trustee, to approve the identity of permitted sublessees (not otherwise permitted by the related Lease), and to approve the forms of certain documentation required for the substitution of Aircraft following an event of loss thereof.

     Unless and until the related Leased Aircraft Trustee has foreclosed upon the Lien of the related Leased Aircraft Indenture, the Leased Aircraft Trustee may not exercise the balance of the rights of the
                                       86.

Owner Trustee under the related Lease (such as the amendment or modification of such Lease) without the concurrence of such Owner Trustee. However, in all instances, the right of the Leased Aircraft Trustee to exercise remedies under
Section 15 of the related Lease are rights exclusive to the Leased Aircraft Trustee. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will also exclude certain rights of such Owner Trustee and the related Owner Participant to receive indemnification by America West for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by America West under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by America West to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause and Section 5.02) The Equipment Notes are not cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Loss") or the Leases related thereto.

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by (i) a mortgage to the Owned Aircraft Trustee of such Aircraft and
(ii) an assignment to the Owned Aircraft Trustee of certain of America West's rights under its purchase agreement with the related manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of America West (except in the case of certain Indenture Defaults), in investments described in the related Indenture. (Indentures, Section 5.09)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables set forth examples of loan to Aircraft value ratios for the Equipment Notes issued in respect of Aircraft as of the Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. These examples were utilized by America West in preparing the Assumed Amortization Schedule, although such schedule may not be applicable in the case of any particular Aircraft. See "Description of the Certificates Pool Factors." The LTV was obtained by dividing
(i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised-value per year for the first 15 years after delivery of such Aircraft, by approximately 4% of the initial appraised value per year thereafter (the "Depreciation Assumption"). Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                       87.

                                       A319-132                                   A320-232
                        ---------------------------------------    ---------------------------------------
                        EQUIPMENT NOTE     ASSUMED      LOAN TO    EQUIPMENT NOTE     ASSUMED      LOAN TO
                         OUTSTANDING       AIRCRAFT      VALUE      OUTSTANDING       AIRCRAFT      VALUE
DATE                       BALANCE          VALUE        RATIO        BALANCE          VALUE        RATIO
----                    --------------    ----------    -------    --------------    ----------    -------
                          (MILLIONS)      (MILLIONS)                 (MILLIONS)      (MILLIONS)
July 2, 2000                $23.63          $38.11       62.0%         $28.07          $45.28       62.0%
July 2, 2001                 22.41           36.96       60.6           27.23           43.92       62.0
July 2, 2002                 21.75           35.82       60.7           26.04           42.56       61.2
July 2, 2003                 21.00           34.68       60.6           24.70           41.20       60.0
July 2, 2004                 19.88           33.53       59.3           23.25           39.84       58.4
July 2, 2005                 18.67           32.39       57.7           21.94           38.49       57.0
July 2, 2006                 17.81           31.25       57.0           21.16           37.13       57.0
July 2, 2007                 16.77           30.10       55.7           19.92           35.77       55.7
July 2, 2008                 16.00           28.96       55.3           19.02           34.41       55.3
July 2, 2009                 15.24           27.82       54.8           18.11           33.05       54.8
July 2, 2010                 14.48           26.67       54.3           17.21           31.69       54.3
July 2, 2011                 13.34           25.53       52.2           15.85           30.34       52.2
July 2, 2012                 12.57           24.39       51.6           14.94           28.98       51.6
July 2, 2013                 11.43           23.25       49.2           13.58           27.62       49.2
July 2, 2014                 10.29           22.10       46.5           12.22           26.26       46.6
July 2, 2015                  8.76           20.96       41.8           10.41           24.90       41.8
July 2, 2016                  7.24           19.43       37.3            8.42           23.09       36.4
July 2, 2017                  5.06           17.91       28.3            6.20           21.28       29.1
July 2, 2018                  2.64           16.39       16.1            3.23           19.47       16.6
July 2, 2019                  0.00            0.00         NA            0.00            0.00         NA

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, America West, any Owner Participant or any Owner Trustee in its individual capacity. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with (x) an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant or (y) the election by an Owner Trustee to retain title to an Aircraft subject to a termination for obsolescence) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by America West under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of America West.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

                                       88.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     A list of Indenture Defaults is set forth below:

     Indenture Defaults
-------------------

     (1) In the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease.

     (2) The failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or America West, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 30 days after the relevant Owner Trustee, Owner Participant or America West, as the case may be, receives written demand from the related Loan Trustee or holder of an Equipment Note.

     (3) The failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or America West, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods.

     (4) Any representation or warranty made by the related Owner Trustee, Owner Participant or America West, as the case may be, in the related Operative Agreements, or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

     (5) Failure by America West or the related Owner Trustee or Owner Participant to perform or observe in any material respect any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

     (6) The registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or America West (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period).

     (7) With respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture.

     (8) The occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or America West (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 5.01)

There will not be cross-default provisions in the Indentures or in the Leases (unless, in the case of a Lease, otherwise agreed between an Owner Participant and America West). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

  Equity Cure Rights

     If America West fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft,

                                       89.

together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure certain other defaults by America West in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving America West instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults under such Indenture have been cured. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including, in the case of a Leased Aircraft, if the corresponding Lease has been declared in default, one or more of the remedies under such Lease with respect to the Aircraft subject to such Lease. In the case of a Leased Aircraft, if an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period, (ii) such Leased Aircraft Trustee's failure to give any requisite notice, or (iii) America West's assumption of such Lease with the approval of the

                                       90.

relevant court and its continuous performance of the Lease as so assumed). See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Default under the Leases". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of America West, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of America West under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of America West under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases,
Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

  Section 1110 of the U.S. Bankruptcy Code

     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by the following events:

     Events That Do Not Affect Rights with Respect to Equipment

     (1) The automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period.

     (2) The provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period.

     (3) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases).

     (4)  Any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented, to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

  Opinion of America West Counsel

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to America West, which is expected to be Vedder, Price, Kaufman & Kammholz, provide its opinion to the Trustees that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such
                                       91.

Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case so long as America West continues to be a "citizen of the United States" as defined in
Section 40102 of title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver".

     The opinion of Vedder, Price, Kaufman & Kammholz will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there was, subsequent to the delivery of such Aircraft, a change in law or court interpretation that results in Section 1110 benefits not being available. See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Loss". The opinion of Vedder, Price, Kaufman & Kammholz will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by America West or to any possible lessee of an Owned Aircraft if it is leased by America West.

     During 1998, the U.S. District Court for the District of Colorado issued two opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110 of the U.S. Bankruptcy Code, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. The opinion of Vedder, Price, Kaufman & Kammholz will state that, in such firm's opinion, the District Court holding is erroneous because it is inconsistent with the overriding purpose of Section 1110 to protect lessors of, and creditors served by, qualifying aircraft against being stayed from exercising their rights while defaults under their leases or financing agreements remain uncured. Certain legislation amending the U.S. Bankruptcy Code, including Section 1110, is currently under consideration by Congress. The amendments to Section 1110, if enacted, would statutorily override the Western Pacific decisions. Appeals of such decisions were dismissed without consideration of the substantive issues.

  Reimbursement of Loan Trustee Expenses

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee, subject to certain limited exceptions, may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Sections 3.03 and 3.04)

  Bankruptcy or Like Proceedings of an Owner Participant

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

                                       92.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and
(ii) the renewal of such Lease and the option of America West to purchase the related Leased Aircraft so long as the same would not adversely affect the holders of any Equipment Notes. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things have the effect noted below:

     Amendments of Modifications of an Indenture Requiring Consent of Each Holder of Equipment Notes

     (1) Reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or premium, if any, or interest is due and payable.

     (2) Permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto.

     (3) Reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01 (b); Owned Aircraft Indentures,
          Section 10.01(a))

INDEMNIFICATION

     America West will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. America West will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

                                       93.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to America West by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by America West.

  Lease Term Rentals and Payments

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to America West for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by America West on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will scheduled rent payments by America West be less than the scheduled payments on the related Equipment Notes. In addition, the amount of basic rent will be increased in an amount necessary to pay additional interest due on the Equipment Notes on the relevant Lease Payment Date as a result of any increase in the rate of interest on the Equipment Notes as required by the terms of the Registration Rights Agreement. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the related Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, January 2 or July 2 during the term of such Lease.

     Semiannual payments of interest on the Equipment Notes issued by America West under an Owned Aircraft Indenture are payable each January 2 and July 2 commencing on the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by America West under an Owned Aircraft Indenture are payable on January 2 and July 2 in certain years commencing on or after January 2, 2000. The amount of a semiannual payment of interest or principal will be increased in an amount equal to any increase in the amount of interest due on such Equipment Notes on the relevant payment date as a result of any increase in the rate of interest on such Equipment Notes as required by the terms of the Registration Rights Agreement.

  Net Lease; Maintenance

     America West is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to America West, ordinary wear and tear excepted, and without taking into consideration hours and cycles, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times, subject to certain limited exceptions, including temporary storage or maintenance periods and the grounding of similar aircraft by the applicable aviation authority. (Leases, Sections 7.1, 8.1 and Annexes C and D) The Owned Aircraft Indenture imposes comparable registration, insurance, maintenance, service and repair obligations on America West with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02)

  Possession, Sublease and Transfer

     Each Aircraft may be operated by America West or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements with respect to any Engine are permitted. Subleases, in the case of Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in countries that are listed in the
                                       94.

applicable Lease or Owned Aircraft Indenture, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee or lessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft were registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Subject to the next paragraph, America West is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft, but subject to such citizenship requirements) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Indenture and other documents with respect to each Aircraft is intended to give the relevant Loan Trustee a first priority perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, America West has the right to register the Leased Aircraft subject to any Lease in a country other than the United States at its own expense in connection with a permitted sublease of such Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft outside of the United States in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

  Liens

     America West is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, America West and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to those listed below; provided that in the case of each of the liens described in the foregoing clauses (1), (2) and (3), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

     Additional Permitted Liens

     (1) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings.

     (2) Materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings.

                                       95.

     (3) Judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 60 days after expiration of such stay.

     (4)  Insurers' salvage rights.

     (5) Any other lien as to which America West has provided a bond or other security adequate in the reasonable opinion of the related Owner Trustee or Loan Trustee, as the case may be.

  Replacement of Parts; Alterations

     America West is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. America West or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not impair the condition or airworthiness and does not materially diminish the fair market value, utility, or remaining useful life of the related Aircraft, Airframe or Engine. (Leases, Section 8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))

  Insurance

     America West is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which is required to be at least equal to the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with accrued interest thereon) or, in the case of an Owned Aircraft, the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued thereon. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, if the insurers make payment to other than the repairer of such loss, such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $5,000,000 such proceeds will be payable directly to America West so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft Indentures or (in the case of a Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Section 11 and Annex D; Owned Aircraft Indentures, Section 4.06)

     In addition, America West is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of an Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), including, without limitation, passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer's product liability insurance) insurance with respect to each Aircraft. Insurers of recognized responsibility must underwrite such liability insurance. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by America West of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06)

     America West is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft or any related airframe or engine in any area of recognized hostilities (unless governmental indemnity in lieu thereof is obtained) or if America West (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated by
                                       96.

America West (or any permitted sublessee or lessee) on the same routes on which the Aircraft is operated. (Leases, Section 7.1.5 and Annex D; Owned Aircraft Indentures, Section 4.06)

     America West may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in America West's fleet or 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which America West carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case America West may self-insure the Aircraft to such higher level. In addition, America West may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06(d))

     In respect of each Aircraft, America West is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies maintained under the Leases and the Owned Aircraft Indentures will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of America West or any other person and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by America West, any permitted sublessee or any other person. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06)

  Lease Termination

     Unless a Lease Event of Default shall have occurred and be continuing, America West may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. America West is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days prior to such proposed date; provided that America West may give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, America West is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is expressed always to be sufficient to pay the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with accrued interest thereon), America West is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of America West thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 10.01)

     The Owner Trustee under any Lease has the option to retain title to the Leased Aircraft subject thereto if America West has given a notice of termination under such Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding principal of and interest on the Equipment Notes issued with respect to such Aircraft (but America West will be obligated to pay the Make-Whole Premium in respect thereof), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of America West thereafter

                                       97.

to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 10.01)

  Events of Loss

     If an Event of Loss occurs with respect to the airframe or the airframe and engines of an Aircraft, America West must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the first Business Day following the earliest of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, America West must take either of the steps noted below:

     Alternative Steps Required Upon an Event of Loss

     (1) Pay to the applicable Owner Trustee (in the case of a Leased Aircraft) or to the Owned Aircraft Trustee (in the case of an Owned Aircraft) the stipulated loss value of such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount and accrued interest on the Equipment Notes (in the case of an Owned Aircraft), together with certain additional amounts, but, in any case, without any Make-Whole Premium.

     (2) Unless any Lease Event of Default or failure to pay basic rent under the relevant Lease (in the case of a Leased Aircraft), an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture (in the case of an Owned Aircraft) or certain bankruptcy defaults shall have occurred and be continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine (s), that suffered such Event of Loss. (Leases, Sections 10.1.1, 10.1.2 and 10.1.3; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Sections 2.10 and 4.05(a))

     If America West elects to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, it shall, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be), and such replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related Lease. America West is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code (or comparable applicable law of the relevant jurisdiction of registration) and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures,
Section 4.05(c))

     If America West elects not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of America West thereafter to make the scheduled rent payments (in the case of a Leased

                                       98.

Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and (in the case of a Leased Aircraft) the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to America West (or, if directed by America West, the Aircraft insurers). The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indentures, as the case may be, by America West shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to America West, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 3.02 and 10.01; Owned Aircraft Indentures, Sections 2.10 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an engine alone, America West will be required to replace such engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the engine to be replaced, assuming that such engine had been maintained in accordance with the relevant Lease or the Owned Aircraft Indentures, as the case may be, immediately prior to the occurrence of the Event of Loss. (Leases, Section 10.2; Owned Aircraft Indentures, Section 4.05(a)(i)) America West may, whether or not an Event of Loss shall have occurred with respect to any engine, replace such engine with a replacement engine satisfying the same conditions for a replacement engine following an Event of Loss. (Leases, Section 10.2.3; Owned Aircraft Indentures, 4.04(e))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the events noted below:

     Events of Loss With Respect to an Aircraft, Airframe or any Engine

     (1) The destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use.

     (2) The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

     (3) Any theft, hijacking or disappearance of such property for a period of 180 days or more or, if earlier, the first to occur of the last day of the term of the related Lease (if such property is subject to a Lease) or the date on which America West has confirmed in writing that it cannot recover such property.

     (4) Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than the country of registration of the relevant Aircraft) for a period exceeding 180 days (exceeding 90 days in the case of a requisition of title) or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft).

     (5) In the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss).

     (6) As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of America West's business of passenger air transportation is prohibited for 180 days, unless America West, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by America West, but in any event if such use shall have been prohibited for a period of two consecutive years; provided
                                       99.

          that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to America West's entire U.S. fleet of similar property and America West, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by America West, but in any event if such use shall have been prohibited for a period of three years or, in the case of the Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease. (Leases, Annex A; Owned Aircraft Indentures, Annex A)

  Renewal and Purchase Options

     With respect to any Leased Aircraft, America West may elect to purchase such Aircraft and terminate the related Lease' prior to the end of the term of such Lease (i) on the Lease Payment Date, if any, agreed by the Owner Participant for such Aircraft in connection with an early buy-out option or (ii) under certain circumstances, on any Lease Payment Date, if America West would be required to make certain indemnity payments with respect to such Aircraft in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by America West of such Aircraft (each, an "Early Purchase Option"). In connection with the exercise of an Early Purchase Option, America West is required with respect to the Equipment Notes relating to the Aircraft being purchased either (x) to pay to the related Owner Trustee funds at least sufficient to pay any principal of and interest and Make-Whole Premium, if any, on such Equipment Notes or (y) to assume on a full recourse basis the obligations of the related Owner Trustee under such Equipment Notes, the related Indenture and the related Participation Agreement. (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)

     If America West elects to purchase the Aircraft and pay the amount described in clause (x) above, then upon payment to the related Owner Trustee of the full purchase price for such Aircraft determined in accordance with such Lease and all other amounts owing to the parties to the related Participation Agreement, such Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to America West and the related Lease and the Lien of the related Indenture will terminate. If America West elects to purchase the Aircraft and assume the obligations of such Owner Trustee described in clause
(y) above, then the related operative agreements will be amended to provide for the assumption of such obligations on a full recourse basis by America West, maintaining for the benefit of the holders of such Equipment Notes the security interest in such Aircraft created by the related Indenture. In the event of such an assumption, America West will either furnish an opinion to the Leased Aircraft Trustee that such assumption does not result in a taxable gain or loss for the Certificateholders for U.S. federal tax purposes or an indemnity for the benefit of the Certificateholders in form and substance reasonably satisfactory to the Leased Aircraft Trustee. See "Certain U.S. Federal Income Tax Consequences--Taxation of Certificateholders Generally". (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, America West will have certain options to renew such Lease for additional limited periods. In addition, America West may have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17)

                                      100.

  Events of Default under the Leases

     Lease Events of Default under each Lease include, among other things, the items listed below:

     Lease Events of Default

     (1) Failure by America West to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days after the same shall have become due, or failure by America West to pay any other amount due under such Lease or under any other related operative document within 30 days from and after the date of any written demand therefor from the Owner Trustee.

     (2) Failure by America West to make any excluded payment (as defined in the Leases) within 30 days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to America West and the relevant Loan Trustee.

     (3) Failure by America West to carry and maintain insurance on and in respect of the Aircraft, airframe and engines, in accordance with the provisions of such Lease.

     (4) Failure by America West to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between America West and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and America West shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after receipt of such notice.

     (5) Any representation or warranty made by America West in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between America West and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to America West.

     (6) The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of America West or the occurrence of certain involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "--Indenture Defaults, Notice and Waiver".

  Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of America West's rights, except as set forth in the Lease, and retain the proceeds, and to require America West to pay, as liquidated

                                      101.

damages, any due and unpaid basic rent plus an amount, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, set forth below:

     Alternative Amount of Payment Amount upon a Lease Event of Default

     (1) The excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease; or

     (2) The excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04)

     Remedies under the Owned Aircraft Indentures are discussed above under "--Remedies".

  Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

                                      102.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES

     The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the exchange of Old Certificates for New Certificates. This summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a court in the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have authority to control all substantial decisions of the trust, that will hold the Certificates as capital assets.

     The exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. The receipt of Certificates in the Exchange will be treated as a continuation of the original investment in the Certificates. As a result, a holder of an Old Certificate whose Old Certificate is accepted in the Exchange Offer will not recognize gain or loss on the Exchange. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

     THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, ALL HOLDERS OF OLD CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATE AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              ERISA CONSIDERATIONS

     In general, employee benefit plans subject to ERISA or Section 4975 of the Code or entities which may be deemed to hold the assets of any ERISA Plan will not be eligible to purchase the Certificates, unless certain conditions apply and subject to the circumstances applicable to such ERISA Plans.

     A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving an employee benefit plan subject to ERISA and/or
Section 4975 of the Code and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

     Each of the Owner Participants, the manufacturers of the Aircraft, the holders of the Equipment Notes, the Initial Purchasers, the Escrow Agent, the Depositary, the Liquidity Provider, the Policy Provider and the Company may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Certificates; therefore, the purchase by an ERISA Plan of the Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Certificates is or may be using the assets of, an ERISA Plan may purchase the Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the Certificates (or a participation interest therein).

                                      103.

     Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975 (c)(I)(E)-(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Certificates.

     The Department of Labor ("DOL") has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated (Prohibited Transaction Exemption 90-24 et al., Exemption Application NO. D-8019 et al, 55 Fed. Reg. 20,548 (1990) (the "Underwriter Exemption")) which generally exempts from certain of the Prohibited Transaction rules the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the DOL in the Underwriter Exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA Plan under the Underwriter Exemption have received a rating at the time of acquisition by the ERISA Plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the Underwriter Exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The Underwriter Exemption also requires that the acquisition of certificates by an ERISA Plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA Plan as they would be in an arm's-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the Offering of the Certificates of each Class will be paid over by the Initial Purchasers to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the Prohibited Transaction rules.

     The DOL has issued an amendment to the Underwriter Exemption, 62 FR 39,021 (July 21, 1997), which allows the assets of a pass through trust to include a prefunding account under certain circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of: (i) the date the amount on deposit in the prefunding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Such restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain

                                      104.

of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA Plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the Underwriter Exemption, as amended, will be satisfied.

     It is clear that the Underwriter Exemption will not apply to subordinated classes of certificates, such as the Class C Certificates or the Class D Certificates. It also appears that the Underwriter Exemption will not apply to the purchase by Class C Certificateholders or Class D Certificateholders of Class G Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the Underwriter Exemption will otherwise apply with respect to any particular transaction involving the Class G Certificates or the assets of the Class G Trust.

     If an ERISA Plan acquires a Certificate, the ERISA Plan's assets may include both the Certificate acquired and an undivided interest in the underlying assets of the Trust, unless the actual investment by "benefit plan investors" in the Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Trust assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA Plan, by purchasing that Certificates, will be deemed to have directed the Trust to invest in the assets held in such trust. Any ERISA Plan purchasing the Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Pass Through Certificates also applies to such ERISA Plan's indirect holding of the assets of the Trust.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such Certificate, or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such Certificate will not constitute a non-exempt Prohibited Transaction.

     EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                      105.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, fees of counsel to the Holders and certain transfer taxes, and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                      106.

                                 LEGAL MATTERS

     The validity of the New Certificates is being passed upon for America West by Morris, James, Hitchens & Williams, Wilmington, Delaware, counsel for Wilmington Trust Company.

                                    EXPERTS

     The financial statements and financial statement schedule of America West Airlines, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The references to AvSolutions, AVITAS and MBA, and to their respective appraisal reports, dated as of July 6, 1999, June 10, 1999, and July 13, 1999, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                      107.

                           APPENDIX I-INDEX OF TERMS

                                        PAGE
                                        ----
10-K..................................    2
10-Q..................................    2
Accrued Class G Interest..............   13
Adjusted Expected Distributions.......   37
Administration Expenses...............   72
Aggregate LTV Collateral Amount.......   73
Air China.............................   14
Aircraft..............................    7
Aircraft Operative Agreements.........   50
Ambac.................................   13
America West..........................    5
Appraised Current Market Value........   73
Appraisers............................   18
Assumed Aircraft Value................   82
Assumed Amortization Schedule.........   41
Assumed Appraised Value...............   50
ATDP..................................   31
Average Life Date.....................   80
AVITAS................................   18
AVSA..................................   17
AvSolutions...........................   18
Bankruptcy Code.......................   59
Base Rate.............................   62
British Airways.......................   14
Business Day..........................   60
Cash Collateral Account...............   60
CASM..................................   19
Cede..................................    6
Certificate Account...................   39
Certificate Owners....................   43
Certificateholders....................    5
Certificates..........................    5
Class B Common Stock..................   27
Class C Certificates..................    5
Class C Trust.........................    5
Class D Certificates..................   11
Class D Trust.........................   11
Class G Certificates..................    5
Class G Trust.........................    5
Code..................................   13
Company...............................    5
Continental Airways...................   14
Controlling Party.....................   12
Convention............................   89
Current Distribution Date.............   71
Delivery Period.......................    9

                                        PAGE
                                        ----
Delivery Period Termination Date......   55
Deposit...............................    9
Deposit Agreement.....................    9
Deposit Make-Whole Premium............   56
Depositary............................    9
Depreciation Assumption...............   82
Distribution Date.....................   36
DOL...................................   96
Downgrade Drawing.....................   60
DTC...................................    6
DTC Participants......................    9
EVA Airways of Taiwan.................   14
Early Purchase Option.................   93
Election Distribution Date............   65
Eligible Institution..................   31
Equipment Notes.......................    7
ERISA.................................   13
ERISA Plans...........................   13
Escrow Agent..........................    7
Escrow Agreements.....................    7
Escrow Receipts.......................   57
Excess Reimbursement Obligations......   71
Event of Loss.........................   93
Exchange..............................   95
Exchange Act..........................    2
Exchange Agent........................    5
Exchange Offer........................    5
Expected Distributions................   36
Expiration Date.......................    5
FAA...................................   26
Final Distributions...................   69
Final Drawing.........................   61
Final Legal Distribution Date.........    8
Global Certificates...................   53
H.15(519).............................   80
Holdings..............................   15
Indenture Default.....................   43
Indentures............................   10
Indirect Participants.................   54
Initial Purchasers....................    5
Intercreditor Agreement...............    7
Interest Drawings.....................   11
Issuance Date.........................   28
IT....................................   26
Lease.................................   10
Lease Event of Default................   43

                                      A-I-1

                                        PAGE
                                        ----
Lease Payment Date....................   88
Leased Aircraft.......................   10
Leased Aircraft Indenture.............   10
Leased Aircraft Trustee...............   10
Leisure Co............................   15
Letter of Transmittal.................    5
LIBOR.................................   61
Liquidity Event of Default............   62
Liquidity Expenses....................   71
Liquidity Facility....................   11
Liquidity Obligations.................   11
Liquidity Provider....................    8
Loan Trustees.........................   10
LTV Appraisal.........................   74
LTV Collateral Amount.................   73
LTV Ratio.............................   73
Make-Whole Premium....................   10
Mandatory Document Terms..............   51
Mandatory Economic Terms..............   49
Maximum Amount........................   56
Maximum Available Commitment..........   58
MBA...................................   18
Mesa Airlines.........................   14
Minimum Sale Price....................   70
Moody's...............................   20
Morton Beyer & Agnew..................   18
most recent H.15 (519)................   80
MSCS..................................   58
MSDW..................................   58
New Trustee...........................   52
Non-Extension Drawing.................   61
Non-Performing Equipment Note.........   74
Non-Premium Amount....................   56
Northwest Airlines....................   14
Note Holders..........................   51
Note Purchase Agreement...............    7
Offering..............................   52
Order.................................   66
Original Trustee......................    7
Original Trusts.......................    9
Owned Aircraft........................   10
Owned Aircraft Indenture..............   10
Owned Aircraft Trustee................   10
Owner Participant.....................   10
Owner Trustee.........................   10
Par Redemption Amount.................   55
Participation Agreement...............   49
Pass Through Trust Agreements.........    7

                                        PAGE
                                        ----
Paying Agent..........................    7
Paying Agent Account..................   40
Performing Equipment Note.............   59
Policy................................   13
Policy Business Day...................   66
Policy Drawing........................   71
Policy Expenses.......................   71
Policy Provider.......................   13
Policy Provider Agreement.............   66
Policy Provider Default...............   69
Policy Provider Election..............   65
Policy Provider Obligations...........   71
Pool Balance..........................   40
Pool Factor...........................   40
Preference Amount.....................   66
Prohibited Transactions...............   96
Project...............................   25
PTC Event of Default..................   45
RASM..................................   15
Rating Agencies.......................   20
Receiptholder.........................   57
Registration Event....................   28
Registration Rights Agreement.........   28
Regular Distribution Dates............   38
Remaining Weighted Average Life.......   80
Replacement Facility..................   58
Required Amount.......................   81
S&P...................................   20
SOP 90-7..............................   13
Scheduled Payments....................    8
Section 1110 Period...................   59
Securities Act........................   28
Series C Equipment Notes..............    9
Series D Equipment Notes..............   10
Series G Equipment Notes..............    9
Shelf Registration Statement..........   28
Special Distribution Date.............   39
Special Payment.......................    9
Special Payments Account..............   39
Special Structure.....................   77
Standard & Poor's.....................   20
Standard & Poor's.....................   57
Stated Interest Rates.................   58
Subordination Agent...................    7
Successor Trust.......................    7
Successor Trustee.....................    7
T+5...................................  128
Termination Notice....................   62

                                      A-I-2

                                        PAGE
                                        ----
Threshold Rating......................   60
Transfer Date.........................    7
Transportation Code...................   46
Treasury Yield........................   80
Triggering Event......................    9
Trust Property........................    7

                                        PAGE
                                        ----
Trustee...............................    7
Trusts................................    5
Underwriter Exemption.................   97
Warrants..............................   27
Year 2000 Project.....................   25

                                      A-I-3

                         APPENDIX II--APPRAISAL LETTERS

                                     A-II-1

                              [AVITAS LETTERHEAD]

                             AMERICA WEST AIRLINES

                                                                   JUNE 20, 1999

INTRODUCTION

     AVITAS, Inc. has been retained by America West Airlines (the "Client") to provide its opinion as to the Base Value for five Airbus A319-100 and five A320-200 aircraft. The subject aircraft are identified and their values are set forth in Figure 1 in this report.

     The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

     The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

     AVITAS's value definitions conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

     - BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

                                [AVITAS GRAPHIC]

AIRCRAFT VALUE

     AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

     The Base Value of a new aircraft is the modal price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

     Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

FIGURE 1

---------------------------------------------------------------------------------------------
                                    AMERICA WEST AIRLINES
                                       AIRCRAFT VALUES
                                       (US$ MILLIONS)
---------------------------------------------------------------------------------------------
                                                          DELIVERY                 BASE
      REG. NO.              TYPE             ENGINES      DATE                    VALUE
---------------------------------------------------------------------------------------------
       N807AW             A319-100          V2524-A5            Aug-99            $35.2
---------------------------------------------------------------------------------------------
       N808AW             A319-100          V2524-A5            Sep-99             35.2
---------------------------------------------------------------------------------------------
       N809AW             A319-100          V2524-A5            Oct-99             35.3
---------------------------------------------------------------------------------------------
       N810AW             A319-100          V2524-A5            Nov-99             35.3
---------------------------------------------------------------------------------------------
       N811AW             A319-100          V2524-A5            Feb-00             36.0
---------------------------------------------------------------------------------------------
       N654AW             A320-200          V2527-A5            Aug-99             43.5
---------------------------------------------------------------------------------------------
       N655AW             A320-200          V2527-A5            Sep-99             43.5
---------------------------------------------------------------------------------------------
       N656AW             A320-200          V2527-A5            Oct-99             43.7
---------------------------------------------------------------------------------------------
       N657AW             A320-200          V2527-A5            Oct-99             43.7
---------------------------------------------------------------------------------------------
       N658AW             A320-200          V2527-A5            Feb-00             44.5
---------------------------------------------------------------------------------------------

GENERAL MARKET OVERVIEW

INTRODUCTION

     AVITAS believes that the aircraft market is poised to experience a downturn in the market cycle. While these economic changes tend to precipitate a feeling of panic in the industry, it is important to note that the cycle presents an opportunity to invest soundly for those who have the proper resources and confidence.

     Orders are believed to have reached their peak in 1998. Lagging behind slightly are deliveries, which in 1999 are scheduled to be over 1,200. Aircraft deferrals notwithstanding, 1999 will represent the peak for deliveries in this cycle. In comparison, approximately 933 aircraft were delivered in 1998 and 650 in 1997.

     Competition between Airbus and Boeing has kept the cost of new aircraft at a comfortable level and low inflation has been beneficial to the financing of large deals. The changing structure of Airbus will continue to affect pricing by bringing market competition to the foreground. U.S. airlines experienced their best financial year ever in 1998 due to strong domestic demand and healthy fares. They shared their wealth by ordering large numbers of narrowbodies. Margin over market share appears to be the new strategy as carriers take advantage of low fuel prices and restructure to lower their operating costs.

BACKGROUND--AIRBUS A319

     The A319 program was launched in June 1993 and the first aircraft of the type was certified in April 1996. The aircraft seats 124 passengers in a typical two-class configuration or 154 in a maximum seating configuration. It has a basic range of 2,000 nautical miles with a MTOW of 141,100 pounds and an optional range of 3,500 nautical miles with a MTOW of 149,900 pounds. The A319 has a fuselage 12 feet shorter than that of the A320, accomplished by removing two fuselage plugs.

     The design of this new aircraft is focused on maintaining a high degree of commonality with the A320 and the A321 so that an existing A319 operator could easily transition to its larger versions, where almost all of the major systems of the A319 are exactly the same.

     The A319 is available with either CFM56-5A or IAE V2500-A5 engine and meets the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3 regulations.

CURRENT MARKET--AIRBUS A319-100

CURRENT MARKET

     AVITAS believes that A319 current market is firm, representative of the narrowbody market as a whole. The aircraft type has a solid operator base and backlog and the benefit of commonality with other Airbus products. Airbus has during the last year captured some strategically important orders from formerly Boeing loyal airlines and lessors. The A319 competes with the Boeing 737-300 and -700 aircraft, of which there are currently a combined 1,187 aircraft in service and 292 on firm order.

HISTORIC MARKET DEVELOPMENT

     The development of the A319, A320, and A321 characterizes the market strategy of Airbus to build an entire family of aircraft capable of accommodating a wide range of travel demands while maintaining a high degree of commonality. Operators that have a mixed fleet of A319, A320s and A321s will a have greater ability to match capacity to demand, reduce operating cost, increase crew productivity and simplify ground handling. This is shown by the fact that all but one current operator of A319 aircraft or with A319 aircraft on order are present A320 customers.

AVAILABILITY

     As of May 1999, AVITAS is not aware of any used aircraft available. This is in line with expectations for such a new aircraft program.

CURRENT OPERATOR BASE AND BACKLOG

     As of April there were 140 A319-100 aircraft in service and 404 on firm order.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

     It is AVITAS's opinion that expansion of the A319's operator base will primarily come from existing A320 operators. Of minor concern is the trend surfacing in recent orders whereby the orderholders have likely ordered the aircraft with the flexibility to convert to A320 or A321 aircraft; however, the strength of the A320 family of aircraft in the market has overall positive implications for the A319. With a backlog of 404 firm orders among 17 airline operators and four leasing companies and acceptance in the North American market, the A319 values should remain firm for the foreseeable future.

BACKGROUND--AIRBUS A320 SERIES

     The A320, a Stage 3 compliant short to medium range twin-engine jetliner, was launched in 1984 with certification in 1988. The original was the A320-100, of which there are only 18 in service among two airline operators. The -100 aircraft have no wing center tank which limits the range and payload.

     The A320-200 was first flown and delivered in 1988 to Air France and British Caledonian Airways. Its typical configuration includes a two-person cockpit crew with capacity for 150 passengers but the aircraft can seat 164 in a single-class arrangement. The A320 has a range of 3,000 nautical miles with 150 passengers. It is powered by CFM56-5A1/-5A3, V2500-A1/A5 and V2527-A5 engines, with thrust ranging from 25,000 pounds to 26,500 pounds. The maximum takeoff weight (MTOW) ranges from 162,000 pounds to 169,750 pounds. A technically advanced aircraft, the A320 includes such design concepts as fly-by-wire flight controls, centralized maintenance reporting system, side stick controllers in the cockpit and the use of composite materials in the major elements of primary structures including the horizontal and vertical stabilizers.

     The A320 has a common type rating with the A319 and the A321, which means that they can be operated as one aircraft type with cost saving advantages in crew training and maintenance procedures.

CURRENT MARKET--AIRBUS A320-200

CURRENT MARKET

     AVITAS is of the opinion that the current market for the Airbus A320 series aircraft is firm. This is evidenced by a low level of availability and high demand for the type, which AVITAS attributes to a strong Stage 3 narrowbody aircraft market. Airbus has enjoyed a great deal of success in 1998 with the A320 aircraft and has received several large and strategically important orders from traditional Boeing customers. In addition, the Asian crisis has left this family of aircraft largely unscathed, as only a handful A320 orders have been canceled.

HISTORIC MARKET DEVELOPMENT

     The A320 market was very soft during the early 1990s with an excess supply of new aircraft being delivered into a depressed market. This was caused not only by bankruptcies of several carriers with A320s on order, but also by the speculative buying of A320s by leasing companies. Additionally, Airbus had to take on Boeing, which already had an established market base for its 737 product. During 1994 and 1995, the market for the aircraft firmed substantially and has since then remained stable.

AVAILABILITY

     As of May 1999, AVITAS is aware of one A320-200s available for ACMI lease from Interscaldes Management. Availability for A320 aircraft has been consistently low for several months. In May 1998, there were 18 A320-200 on the market.

OPERATOR BASE AND BACKLOG

     As of April 1999, there were 710 aircraft in service and 351 on firm order. The operator base is significant with 87 airlines, and major leasing companies having 97 firm orders.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

     AVITAS believes that the A320-200 will continue to be a significant competitor in the 150-seat market well into the future with competition from Boeing 737-400 and the 737-800. The A320 has more range than the 737-400 and slightly higher seat capacity. The 737-800 has approximately the same range (3,000 nautical miles) but 12 more seats than the A320 (exact number of seats depends on seat configuration).

     The A320-200 has a well-established population of aircraft currently in service among a broad operator base. This coupled with the 351 aircraft on firm order scheduled for delivery throughout the year 2006 indicates the future market base for the type is due to expand significantly and residual values will remain firm.

     Pratt & Whitney is developing the PW 8000 engine for a new generation A320, which may enter service in 2005. With the introduction of the PW 8000, the engine manufacturer hopes to reduce maintenance costs, and lower fuel consumption. This will improve an already technologically advanced aircraft.

COVENANTS

     Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

     AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

     This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

     AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.

/s/ SUSANNA BLACKMAN
---------------------------------------------------------
Susanna Blackman
Manager--Appraisal Operations

                    APPENDIX A--AVITAS APPRAISAL METHODOLOGY

     At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. And while Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

     Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

     - MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

     As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

     Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts--individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly--for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

     - BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by a former AVITAS director and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

     We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

                            [AVSOLUTIONS LETTERHEAD]

                                                                    July 6, 1999

Mr. Doug Parker
Executive Vice President
America West Airlines
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85034

Dear Mr. Parker:

     Aviation Solutions Inc. (AvSOLUTIONS) is pleased to provide this opinion on the base value, as of July 1999, of five Airbus Industrie A319-100 aircraft and five Airbus Industrie A320-200 aircraft (the aircraft). The Airbus A319-100 aircraft are powered by IAE V2524-A5 engines. The Airbus A320-200 aircraft are powered by IAE V2527-A5 engines. The total of ten aircraft will be delivered new to America West Airlines between the third quarter of 1999 and the first quarter of 2000. A listing of the A319-100 and A320-200 aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflect the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

Page  2
America West Airlines

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by America West Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject Airbus A319-100 and Airbus A320-200 aircraft, the following assumptions have been researched and determined:

     1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

     2. The aircraft will be delivered new to America West Airlines between the third quarter of 1999 and the first quarter of 2000.

     3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

     4. All mandatory inspections and Airworthiness Directives have been complied with.

     5.  The aircraft have no damage history.

     6.  The aircraft are in good condition.

     7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

Page  3
America West Airlines

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.

                                          Signed,

                                          /s/ BRYANT LYNCH
                                          --------------------------------------
                                          Bryant Lynch
                                          Manager, Commercial Appraisals

                              MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM

                                  APPRAISAL OF

                              FIVE AIRBUS A319-132
                                      AND
                       FIVE AIRBUS A320-231/-232 AIRCRAFT

                                 PREPARED FOR:

                             AMERICA WEST AIRLINES

                                 JULY 13, 1999

               Washington, D.C.                                    London
            8180 Greensboro Drive                           Lahinch 62, Lashmere
                  Suite 1000                                     Copthorne
            McLean, Virginia 22102                              West Sussex
             Phone +703 847 6598                           Phone +44 1342 716248
              Fax +703 847 1911                             Fax +44 1342 718967

I.  INTRODUCTION AND EXECUTIVE SUMMARY

     Morten Beyer & Agnew (MBA) has been retained by America West Airlines to determine the Base Values of five A319-132 and five Airbus A320-231/-232 passenger aircraft. The aircraft are further identified in Section II of this report.

     Based on the information set forth in this report, it is our opinion that the aggregate Base Value of the aircraft in this portfolio is $415,850,000 with their respective individual values noted in Section II.

     MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and established a technical and ethical recognition as expert appraisers.

     ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value
(MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     The ISTAT definition of Base Value (BV) states that market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination and will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.  AIRCRAFT & BASE VALUES

---------------------------------------------------------------------------------------
                              A319 & A320 AIRCRAFT
---------------------------------------------------------------------------------------
TAIL NUMBER               DELIVERY DATE          ENGINE TYPE           BASE VALUES
---------------------------------------------------------------------------------------
     807 (A319-132)        August 1999            V2524-A5             $37,900,000
---------------------------------------------------------------------------------------
     808 (A319-132)      September 1999           V2524-A5             $38,040,000
---------------------------------------------------------------------------------------
     809 (A319-132)       October 1999            V2524-A5             $38,190,000
---------------------------------------------------------------------------------------
     810 (A319-132)       November 1999           V2524-A5             $38,330,000
---------------------------------------------------------------------------------------
     811 (A319-132)       February 2000           V2524-A5             $38,760,000
---------------------------------------------------------------------------------------
A319-132 TOTAL                                                        $191,370,000
---------------------------------------------------------------------------------------
     654 (A320-231)        August 1999            V2500-A1             $44,540,000
---------------------------------------------------------------------------------------
     655 (A320-231)      September 1999           V2500-A1             $44,720,000
---------------------------------------------------------------------------------------
     656 (A320-232)       October 1999            V2527-A5             $44,890,000
---------------------------------------------------------------------------------------
     657 (A320-232)       October 1999            V2527-A5             $44,890,000
---------------------------------------------------------------------------------------
     658 (A320-232)       February 2000           V2527-A5             $45,590,000
---------------------------------------------------------------------------------------
A320-232 TOTAL                                                        $224,630,000
---------------------------------------------------------------------------------------
GRAND TOTAL                                                           $415,850,000
---------------------------------------------------------------------------------------

III.  CURRENT MARKET CONDITIONS

A319--A320-200--A321-100/-200

     The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start. The A320 has achieved a wide market base on all continents, with a total of 79 current operators to date.

     The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. Seating in the A321 was increased to 186 (and more in all-coach configurations) from a nominal 150 in the A320 and the gross weight increased by 19,200 pounds.

     The A319 is the opposite of the A321--that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 35 A319s in April 1994 (35 now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor.

     The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A319 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and an eight-plane A340 order as well. Northwest Airlines, which operates 65 A320s (and has 5 on order) ordered 50 A319s and switched their A340 order for 16 A330s for delivery beyond 2000. Other carriers, including Air France and Lufthansa, operate at least three of these five types, but the European influence may tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1997 and 1998 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400-some aircraft appears to justify.

     United's 1994 order for 50 A320s, plus an option for 50 more was announced as a 727 replacement, of which United still operates 52 and has 34 A320s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 will eventually go to reduce the fleet count of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

     The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible

ECONOMICS

     The A320/321 vies with the 757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L-1011-500). They will, however, provide enough incentive for larger carriers (likely with Airbus aircraft already) to order and place them at the bottom of the capacity scale in their fleets.

TOTAL NUMBER OF A319S ON MARKET, APRIL 1999: NONE

TOTAL NUMBER OF A320S ON MARKET, APRIL 1999: FIVE

IV.  A319 PROFILE

-----------------------------------------------------------------------------
                             A319 FLEET STATISTICS
-----------------------------------------------------------------------------
                                AS OF APRIL 1999
-----------------------------------------------------------------------------
  Number of Ordered Aircraft                            570
-----------------------------------------------------------------------------
  Number of Delivered Aircraft                          131
-----------------------------------------------------------------------------
  Number of Cancelled Aircraft                           16
-----------------------------------------------------------------------------
  Backlog                                               423
-----------------------------------------------------------------------------
  Options                                               342
-----------------------------------------------------------------------------
  Delivered in the last 12 months                        50
-----------------------------------------------------------------------------
  Number of Destroyed Aircraft                            0
-----------------------------------------------------------------------------
  Number of Retired Aircraft                              0
-----------------------------------------------------------------------------
  Number of Parked Aircraft                               0
-----------------------------------------------------------------------------
  Number of Aircraft in Operation                       131
-----------------------------------------------------------------------------
  Number of Operators                                    12
-----------------------------------------------------------------------------
  Number of Leased Aircraft                              31
-----------------------------------------------------------------------------
  Number of Owned Aircraft                              100
-----------------------------------------------------------------------------

NOTE: There were only three A319-132 aircraft delivered to America West Airlines as of April 1999.

-----------------------------------------------------------------------------
                            A319 ENGINE DISTRIBUTION
-----------------------------------------------------------------------------
                                AS OF APRIL 1999
-----------------------------------------------------------------------------
  CFM56-5A                                           67 Aircraft
-----------------------------------------------------------------------------
  CFM56-5B                                           34 Aircraft
-----------------------------------------------------------------------------
  V2522-A5                                           26 Aircraft
-----------------------------------------------------------------------------
  V2524-A5                                            4 Aircraft
-----------------------------------------------------------------------------
  TOTAL                                             131 Aircraft
-----------------------------------------------------------------------------

     Geographic dispersion of the A319 operator base was as follows:

             [GEOGRAPHIC DISPERSION OF A319 OPERATOR BASE GRAPHIC]

V.  A320 PROFILE

-----------------------------------------------------------------------------
                            A320 FLEET STATISTICS
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  Number of Ordered Aircraft                           1,273
-----------------------------------------------------------------------------
  Number of Delivered Aircraft                           716
-----------------------------------------------------------------------------
  Number of Cancelled Aircraft                            98
-----------------------------------------------------------------------------
  Backlog                                                459
-----------------------------------------------------------------------------
  Options                                                166
-----------------------------------------------------------------------------
  Delivered in the last 12 months                         80
-----------------------------------------------------------------------------
  Number of Destroyed Aircraft                             6
-----------------------------------------------------------------------------
  Number of Retired Aircraft                               0
-----------------------------------------------------------------------------
  Number of Parked Aircraft                                5
-----------------------------------------------------------------------------
  Number of Aircraft in Operation                        710
-----------------------------------------------------------------------------
  Number of Operators                                     79
-----------------------------------------------------------------------------
  Number of Leased Aircraft                              366
-----------------------------------------------------------------------------
  Number of Owned Aircraft                               344
-----------------------------------------------------------------------------

NOTE: There were 21 A320-231 and 12 A320-232 aircraft delivered to America West Airlines as of April 1999.

-----------------------------------------------------------------------------
                          A320 ENGINE DISTRIBUTION
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  CFM56-5A                                          359 Aircraft
-----------------------------------------------------------------------------
  CFM56-5B                                           74 Aircraft
-----------------------------------------------------------------------------
  V2500-A1                                          142 Aircraft
-----------------------------------------------------------------------------
  V2527-A5                                          119 Aircraft
-----------------------------------------------------------------------------
  V2527E-A5                                          16 Aircraft
-----------------------------------------------------------------------------
  TOTAL                                             710 Aircraft
-----------------------------------------------------------------------------

     Geographic dispersion of the A320 operator base was as follows:

             [GEOGRAPHIC DISPERSION OF A320 OPERATOR BASE GRAPHIC]

VI.  COVENANTS

     This report has been prepared for the exclusive use of America West Airlines and shall not be provided to other parties by MBA without the express consent of America West Airlines.

     MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

     This report represents the opinion of MBA as to the Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by America West Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                          PREPARED BY:

                                          /s/ TEO OZDENER
                                          --------------------------------------
                                          TEO OZDENER, M.SC., P.ENG.
                                          VICE PRESIDENT--TECHNICAL

                                          REVIEWED BY:

                                          /s/ MORTEN S. BEYER
                                          --------------------------------------
                                          MORTEN S. BEYER, APPRAISER FELLOW
                                          CHAIRMAN & CEO
                                          ISTAT CERTIFIED SENIOR APPRAISER

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation and Restated Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          (l) The Restated Certificate of Incorporation and Restated Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Restated Certificate of Incorporation of the Company provides as follows:

             "A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability
        (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director's term or terms of office, and no amendment or repeal of this
        Section 12 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal."

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.1     Form of 8.54% America West Airlines Pass Through Certificate
          Series 1999-1C-O (included in Exhibit 4.3)
  4.2     Form of 7.93% America West Airlines Pass Through Certificate
          Series 1998-1G-O (included in Exhibit 4.5)
  4.3     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-O and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-O and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-O
  4.4     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-S and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-S and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-S
  4.5     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-O and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-O and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-O
  4.6     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-S and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-S and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-S
  4.7     Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1C, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.8     Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1G, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider
  4.9     Intercreditor Agreement, dated as of September 21, 1999,
          among Wilmington Trust Company, as Trustee under the America
          West Airlines Pass Through Trust 1999-1C and America West
          Airlines Pass Through Trust 1999-1G and Morgan Stanley
          Capital Services, Inc., as Class C Liquidity Provider and
          Class G Liquidity Provider, Ambac Assurance Corporation, as
          Policy Provider, and Wilmington Trust Company, as
          Subordination Agent and Trustee
  4.10    Exchange and Registration Rights Agreement, dated as of
          September 21, 1999, among America West Airlines, Inc.;
          Wilmington Trust Company, as Trustee under America West
          Airlines Pass Through Trust, Series 1999-1C-O and America
          West Airlines Pass Through Trust, Series 1999-1G-O; and
          Morgan Stanley & Co. Incorporated, Donaldson, Lufkin &
          Jenrette Securities Corporation, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated and Salomon Smith Barney Inc.
  4.11    Deposit Agreement (Class C), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary
  4.12    Deposit Agreement (Class G), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary
  4.13    Escrow and Paying Agent Agreement (Class C), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1C-O; and Wilmington Trust
          Company as Paying Agent
  4.14    Escrow and Paying Agent Agreement (Class G), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1G-O; and Wilmington Trust
          Company as Paying Agent
  4.15    Insurance and Indemnity Agreement, dated as of September 21,
          1999, among America West Airlines, Inc., Ambac Assurance
          Corporation as Policy Provider and Wilmington Trust Company
          as Subordination Agent and Trustee under the Pass Through
          Trust 1999-1G-O.
  4.16    Note Purchase Agreement dated as of September 21, 1999,
          among America West Airlines, Inc., Wilmington Trust Company as Pass Through Trustee under each of the Pass Through Trust
          Agreements, and Wilmington Trust Company, as Subordination
          Agent, Escrow Agent and Paying Agent
  5.1     Opinion of Morris, James, Hitchens & Williams as to the
          legality of the New Certificates being registered hereby.
 12.1     Computation of ratio of earnings to fixed charges
 23.1     Consent of Morris, James, Hitchens & Williams (included in
          Exhibit 5.1)
 23.2     Consent of KPMG LLP
 23.3     Consent of AVITAS, Inc.
 23.4     Consent of AvSolutions
 23.5     Consent of Morten Beyer & Agnew

EXHIBIT                           DESCRIPTION
-------                           -----------
 24.1     Power of Attorney (see signature page in Part II of
          Registration Statement)
25.1      Statement of Eligibility of Wilmington Trust Company for the
          1999-1C Pass Through Certificates, on Form T-1
25.2      Statement of Eligibility of Wilmington Trust Company for the
          1999-1G Pass Through Certificates, on Form T-1
99.1      Form of Letter of Transmittal
99.2      Form of Notice of Guaranteed Delivery
99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees
99.4      Form of Letter to Clients

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 22nd day of December, 1999.

                                          America West Airlines, Inc.

                                          By: /s/   W. DOUGLAS PARKER
                                            ------------------------------------
                                                     W. Douglas Parker
                                            Executive Vice President, Corporate
                                                            Group

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, William A. Franke, W. Douglas Parker, Stephen L. Johnson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, including as an individual or as an officer or director authorized to act on behalf of an entity, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ WILLIAM A. FRANKE                 Chairman of the Board of        December 22, 1999
---------------------------------------------------    Directors and Director,
                 William A. Franke                     President and Chief
                                                       Executive Officer (Principal
                                                       Executive Officer)

               /s/ W. DOUGLAS PARKER                 Executive Vice President,       December 22, 1999
---------------------------------------------------    Corporate Group (Principal
                 W. Douglas Parker                     Financial Officer) and
                                                       Director

              /s/ MICHAEL R. CARREON                 Vice President and Controller   December 22, 1999
---------------------------------------------------    (Principal Accounting
                Michael R. Carreon                     Officer)

                /s/ JOHN L. GOOLSBY                  Director                        December 22, 1999
---------------------------------------------------
                  John L. Goolsby

                /s/ WALTER T. KLENZ                  Director                        December 22, 1999
---------------------------------------------------
                  Walter T. Klenz

               /s/ MARIE L. KNOWLES                  Director                        December 22, 1999
---------------------------------------------------
                 Marie L. Knowles

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
              /s/ RICHARD C. KRAEMER                 Director                        December 22, 1999
---------------------------------------------------
                Richard C. Kraemer

               /s/ ROBERT J. MILLER                  Director                        December 22, 1999
---------------------------------------------------
                 Robert J. Miller

                /s/ GILBERT D. MOOK                  Director                        December 22, 1999
---------------------------------------------------
                  Gilbert D. Mook

               /s/ DENISE M. O'LEARY                 Director                        December 22, 1999
---------------------------------------------------
                 Denise M. O'Leary

              /s/ RICHARD P. SCHIFTER                Director                        December 22, 1999
---------------------------------------------------
                Richard P. Schifter

                /s/ JEFFREY A. SHAW                  Director                        December 22, 1999
---------------------------------------------------
                  Jeffrey A. Shaw

                /s/ JOHN F. TIERNEY                  Director                        December 22, 1999
---------------------------------------------------
                  John F. Tierney

                                 EXHIBIT INDEX

EXHIBIT                          DESCRIPTION
-------                          -----------
 4.1     Form of 8.54% America West Airlines Pass Through Certificate
         Series 1999-1C-O (included in Exhibit 4.3)
 4.2     Form of 7.93% America West Airlines Pass Through Certificate
         Series 1998-1G-O (included in Exhibit 4.5)
 4.3     Pass Through Trust Agreement, dated as of September 21,
         1999, between America West Airlines, Inc., and Wilmington
         Trust Company, as Trustee, made with respect to the
         formation of America West Airlines Pass Through Trust,
         Series 1999-1C-O and the issuance of 8.54% Initial Pass
         Through Certificates, Series 1999-1C-O and 8.54% Exchange
         Pass Through Certificates, Series 1999-1C-O
 4.4     Pass Through Trust Agreement, dated as of September 21,
         1999, between America West Airlines, Inc., and Wilmington
         Trust Company, as Trustee, made with respect to the
         formation of America West Airlines Pass Through Trust,
         Series 1999-1C-S and the issuance of 8.54% Initial Pass
         Through Certificates, Series 1999-1C-S and 8.54% Exchange
         Pass Through Certificates, Series 1999-1C-S
 4.5     Pass Through Trust Agreement, dated as of September 21,
         1999, between America West Airlines, Inc., and Wilmington
         Trust Company, as Trustee, made with respect to the
         formation of America West Airlines Pass Through Trust,
         Series 1999-1G-O and the issuance of 7.93% Initial Pass
         Through Certificates, Series 1999-1G-O and 7.93% Exchange
         Pass Through Certificates, Series 1999-1G-O
 4.6     Pass Through Trust Agreement, dated as of September 21,
         1999, between America West Airlines, Inc., and Wilmington
         Trust Company, as Trustee, made with respect to the
         formation of America West Airlines Pass Through Trust,
         Series 1999-1G-S and the issuance of 7.93% Initial Pass
         Through Certificates, Series 1999-1G-S and 7.93% Exchange
         Pass Through Certificates, Series 1999-1G-S
 4.7     Revolving Credit Agreement, dated September 21, 1999,
         between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
         Trust 1999-1C, as Borrower; and Morgan Stanley Capital
         Services, Inc., as Liquidity Provider
 4.8     Revolving Credit Agreement, dated September 21, 1999,
         between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
         Trust 1999-1G, as Borrower; and Morgan Stanley Capital
         Services, Inc., as Liquidity Provider
 4.9     Intercreditor Agreement, dated as of September 21, 1999,
         among Wilmington Trust Company, as Trustee under the America
         West Airlines Pass Through Trust 1999-1C and America West
         Airlines Pass Through Trust 1999-1G, and Morgan Stanley
         Capital Services, Inc., as Class C Liquidity Provider and
         Class G Liquidity Provider, Ambac Assurance Corporation, as
         Policy Provider, and Wilmington Trust Company, as
         Subordination Agent and Trustee
 4.10    Exchange and Registration Rights Agreement, dated as of
         September 21, 1999, among America West Airlines, Inc.;
         Wilmington Trust Company, as Trustee under America West
         Airlines Pass Through Trust, Series 1999-1C-O and America
         West Airlines Pass Through Trust, Series 1999-1G-O; and
         Morgan Stanley & Co. Incorporated, Donaldson, Lufkin &
         Jenrette Securities Corporation, Merrill Lynch, Pierce,
         Fenner & Smith Incorporated and Salomon Smith Barney Inc.
 4.11    Deposit Agreement (Class C), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
         Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
         Chicago Branch, as Depositary
 4.12    Deposit Agreement (Class G), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
         Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
         Chicago Branch, as Depositary

EXHIBIT                          DESCRIPTION
-------                          -----------
 4.13    Escrow and Paying Agent Agreement (Class C), dated as of
         September 21, 1999, among Wilmington Trust Company, as
         Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
         Lufkin & Jenrette Securities Corporation, Merrill Lynch,
         Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
         Inc., as Initial Purchasers; Wilmington Trust Company, as
         Pass Through Trustee for and on behalf of America West
         Airlines Pass Through Trust 1999-1C-O; and Wilmington Trust
         Company as Paying Agent
 4.14    Escrow and Paying Agent Agreement (Class G), dated as of
         September 21, 1999, among Wilmington Trust Company, as
         Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
         Lufkin & Jenrette Securities Corporation, Merrill Lynch,
         Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
         Inc., as Initial Purchasers; Wilmington Trust Company, as
         Pass Through Trustee for and on behalf of America West
         Airlines Pass Through Trust 1999-1G-O; and Wilmington Trust
         Company as Paying Agent
 4.15    Insurance and Indemnity Agreement, dated as of September 21,
         1999, among America West Airlines, Inc., Ambac Assurance
         Corporation as Policy Provider and Wilmington Trust Company
         as Subordination Agent and Trustee under the Pass Through
         Trust 1999-1G-O.
 4.16    Note Purchase Agreement dated as of September 21, 1999,
         among America West Airlines, Inc., Wilmington Trust Company as Pass Through Trustee under each of the Pass Through Trust
         Agreements, and Wilmington Trust Company, as Subordination
         Agent, Escrow Agent and Paying Agent
 5.1     Opinion of Morris, James, Hitchens & Williams as to the
         legality of the New Certificates being registered hereby.
12.1     Computation of ratio of earnings to fixed charges
23.1     Consent of Morris, James, Hitchens & Williams (included in
         Exhibit 5.1)
23.2     Consent of KPMG LLP
23.3     Consent of AVITAS, Inc.
23.4     Consent of AvSolutions
23.5     Consent of Morten Beyer & Agnew
24.1     Power of Attorney (see signature page in Part II of
         Registration Statement)
25.1     Statement of Eligibility of Wilmington Trust Company for the
         1999-1C Pass Through Certificates, on Form T-1
25.2     Statement of Eligibility of Wilmington Trust Company for the
         1999-1G Pass Through Certificates, on Form T-1
99.1     Form of Letter of Transmittal
99.2     Form of Notice of Guaranteed Delivery
99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
         Companies and Other Nominees
99.4     Form of Letter to Clients